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                           LEASE AGREEMENT (MSN 1118)

                            dated as of July 22, 1997

                                     between

                          Investors Asset Holding Corp.

                                     Lessor

                                       and

                              Classic Airways, Ltd.

                                     Lessee

                              ---------------------

                               Lockheed L-1011-100
                                    Aircraft
                          Manufacturers Serial No. 1118

                                       and

                       Three Rolls Royce RB211-22B Engines
                          and Related Parts and Records

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                                TABLE OF CONTENTS

SECTION 1. DEFINITIONS ......................................................  1
SECTION 2. AGREEMENT TO LEASE; TERM .........................................  7
   2.1.  Leasing of Aircraft ................................................  7
   2.2.  Delivery of Aircraft ...............................................  7
   2.3.  Term ...............................................................  7
SECTION 3. LESSEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS ...............  8
   3.1.  Organization; Good Standing; Certification .........................  8
   3.2.  Authority; Consent .................................................  8
   3.3.  Legal, Valid and Binding ...........................................  8
   3.4.  Compliance with Other Instruments ..................................  8
   3.5.  Governmental Consents ..............................................  8
   3.6.  No Adverse Agreements ..............................................  8
   3.7.  No Defaults or Violations ..........................................  9
   3.8.  Litigation .........................................................  9
   3.9.  Tax Returns ........................................................  9
   3.10. Filing or Recordation ..............................................  9
   3.11. Principal Place of Business ........................................  9
   3.12. Financial Statements ............................................... 10
   3.13. Financial and Other Information to be Supplied ..................... 10
   3.14. Maintenance of Corporate Status; No Merger or Consolidation ........ 11
   3.15. Notice of Default or Adverse Occurrence ............................ 11
   3.16. Maintenance of Consents and Approvals .............................. 11
SECTION 4. LESSOR REPRESENTATIONS, WARRANTIES AND AGREEMENTS ................ 12
SECTION 5. CONDITIONS PRECEDENT ............................................. 12
   5.1.  Conditions Precedent to Obligation of Lessor to Lease Aircraft ..... 12
   5.2.  Conditions Precedent to Obligation of Lessee to Lease the Aircraft . 14
   5.3.  Acceptance for Lease ............................................... 15
   5.4.  Non-fulfillment of Conditions Precedent under Section 5.2 .......... 15
SECTION 6. PAYMENTS ......................................................... 15
   6.1.  Basic Rent ......................................................... 15
   6.2.  NET LEASE; NO SET-OFF OR DEDUCTIONS ................................ 16
   6.3.  Immediately Available Funds ........................................ 17
   6.4.  Supplemental Rent .................................................. 17
   6.5.  Security Deposit ................................................... 17
   6.6.  Reserves ........................................................... 18
SECTION 7. DISCLAIMER OF WARRANTIES AND MANUFACTURERS' WARRANTIES ........... 20
   7.1.  Disclaimer ......................................................... 20
   7.2.  Other Warranties ................................................... 21
SECTION 8. USE, OPERATION AND MAINTENANCE ................................... 21

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   8.1.  General ............................................................ 21
   8.2.  Operation and Use .................................................. 22
   8.3.  Maintenance in General ............................................. 22
   8.4.  Specific Items of Maintenance ...................................... 23
   8.5.  Parts .............................................................. 23
   8.6.  Airworthiness Directives ........................................... 24
   8.7.  Service Bulletins .................................................. 25
   8.8.  Allocation of Certain Costs ........................................ 25
   8.9.  Modification Payments by the Government ............................ 26
   8.10. Corrosion Control .................................................. 26
   8.11. Modifications ...................................................... 26
   8.12. Possession ......................................................... 27
   8.13. Reports ............................................................ 28
   8.14. Right to Inspect ................................................... 29
   8.15. Aircraft Records ................................................... 29
SECTION 9. RETURN OF AIRCRAFT ............................................... 30
   9.1.  Return Location, Notices, Costs, Taxes and Fees .................... 30
   9.2.  Return of Other Engines ............................................ 30
   9.3.  Condition of Aircraft .............................................. 31
   9.4.  Condition of Airframe .............................................. 32
   9.5.  APU ................................................................ 33
   9.6.  Engine Condition ................................................... 33
   9.7.  Borescope Inspection ............................................... 33
   9.8.  Inspection ......................................................... 33
   9.9.  Operational Ground Check ........................................... 34
   9.10. Operational Check Flight ........................................... 34
   9.11. Acceptance ......................................................... 34
   9.12. Deferred Return Condition Discrepancy Correction ................... 35
   9.13. Costs .............................................................. 35
   9.14. Manuals and Technical Records ...................................... 35
   9.15. Lessee's Special Exterior Markings ................................. 35
   9.16. Ownership .......................................................... 36
   9.17. Parking of Aircraft Upon Return .................................... 36
   9.18. Lease Continues .................................................... 36
SECTION 10. TITLE; REGISTRATION; LIENS ...................................... 36
   10.1. Title .............................................................. 36
   10.2. Registration ....................................................... 37
   10.3. Liens .............................................................. 37
   10.4. Notice of Ownership ................................................ 37
SECTION 11. INSURANCE ....................................................... 37
   11.1. All-Risk Insurance ................................................. 38
   11.2. War Risk Insurance ................................................. 38
   11.3. Liability Insurance ................................................ 38
   11.4. Additional Requirements; Loss Payment .............................. 39
   11.5. No Set-off ......................................................... 40

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   11.6. Notice of Material Alteration or Cancellation ...................... 40
   11.7. Application of Hull Insurance Proceeds ............................. 40
   11.8. Insurance for Own Account .......................................... 40
   11.9. Reports ............................................................ 41
   11.10. Continuing Insurance .............................................. 41
SECTION 12. LOSS, DAMAGE OR REQUISITION ..................................... 41
   12.1. Total Loss of Airframe ............................................. 41
   12.2. Total Loss of Engine ............................................... 42
   12.3. Repairable Damage; Use of Insurance Proceeds ....................... 43
   12.4. Payment from Governmental Authorities for Requisition of Title or
         Use; Requisition ................................................... 43
   12.5. Application of Payments During Existence of Event of Default ....... 44
   12.6. Risk of Loss ....................................................... 44
SECTION 13. EVENT OF DEFAULT ................................................ 44
   13.1. Failure to Make Payments ........................................... 44
   13.2. Failure to Obtain or Maintain Insurance ............................ 44
   13.3. Failure to Perform Other Obligations ............................... 44
   13.4. Representations and Warranties Untrue .............................. 44
   13.5. Cross-Default ...................................................... 44
   13.6. Guaranty Default ................................................... 45
   13.7. Other Defaults ..................................................... 45
   13.8. Insolvency or Bankruptcy ........................................... 45
   13.9. Loss of License .................................................... 46
SECTION 14. REMEDIES ........................................................ 46
SECTION 15. INDEMNITIES ..................................................... 48
   15.1. General Indemnification and Waiver of Certain Claims ............... 48
   15.2. Taxes and Other Charges ............................................ 50
   15.3. Continuing Indemnification ......................................... 50
SECTION 16. TRANSFER, ASSIGNMENT AND SUBLEASE ............................... 51
   16.1. Assignment or Encumbrance by Lessor ................................ 51
   16.2. Sublease of Aircraft or Assignment by Lessee ....................... 51
   16.3. Consolidation, Merger or Transfer by Lessee ........................ 51
   16.4. Nonrecourse As to Trustee .......................................... 51
SECTION 17. OPTION TO PURCHASE .............................................. 52
SECTION 18. NOTICES ......................................................... 52
SECTION 19. LESSOR'S RIGHT TO PERFORM FOR LESSEE ............................ 53
SECTION 20. MISCELLANEOUS ................................................... 53
   20.1. Federal Bankruptcy Code ............................................ 53
   20.2. Waivers, Headings .................................................. 54
   20.3. Counterparts ....................................................... 54
   20.4. Agreement to Lease ................................................. 54
   20.5. Governing Law ...................................................... 54
   20.6. Benefit and Binding Effect ......................................... 54
   20.7. Further Assurances ................................................. 55
   20.8. Capitalized or Boldface Provisions ................................. 55

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   20.9. Venue .............................................................. 55
   20.10. Entire Agreement .................................................. 55
EXHIBIT A - DESCRIPTION OF AIRCRAFT ......................................... 57
EXHIBIT B - AIRCRAFT DOCUMENTS ..............................................  1
EXHIBIT C - ACCEPTANCE CERTIFICATE (DELIVERY) ...............................  1
EXHIBIT D - ACCEPTANCE CERTIFICATE (RETURN) .................................  1
EXHIBIT E - FORM OF BROKERS' LETTER OF UNDERTAKING ..........................  1

                           LEASE AGREEMENT (MSN 1118)

      This LEASE AGREEMENT (MSN 1118), dated as of July 22, 1997, ("Lease"), is by and between Investors Asset Holding Corp., a Massachusetts corporation, having its principal place of business at c/o Equis Financial Group, 88 Broad Street, Boston, MA 02110, solely as trustee of the AFG/Cathay Pacific 1989-3 Trust and not in its individual capacity ("Lessor", which term shall include any successor to Investors Asset Holding Corp. as such trustee.), and Classic Airways, Ltd., a corporation organized and existing under the laws of the United Kingdom, having its principal place of business at 4 Allyington Way, Worth, Sussex, RH6 10AO, U.K. ("Lessee");

                                   WITNESSETH

      WHEREAS, Lessor desires to lease the Aircraft to Lessee and Lessee desires to lease the Aircraft from Lessor in each case pursuant to the terms and conditions of this Lease;

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows.

      SECTION 1. DEFINITIONS.

      The following terms shall have the following respective meanings for all purposes of this Agreement:

            "Acceptance Certificate (Delivery)" means a certificate in substantially the form of Exhibit C hereto, to be signed by Lessor and Lessee on the Delivery Date as required under Section 2.2.

            "Acceptance Certificate (Return)" means a certificate in substantially the form of Exhibit D hereto, to be signed by Lessor and Lessee upon the return of the Aircraft to Lessor as required by Section 9.1 hereof.

            "ACMI Lease" means any arrangement whereby Lessee agrees to furnish the Aircraft to a third party pursuant to which (i) Lessee's crew at all times shall maintain full operational control of the Aircraft, (ii) the Aircraft shall be operated solely by regular employees of Lessee possessing all current appropriate CAA certificates and licenses, (iii) the insurance required under
Section 11 shall remain in full force and effect, (iv) the Aircraft shall be maintained in accordance with the Approved Maintenance Program as required by the terms of this Lease and (v) the term of any such ACMI Lease does not extend beyond the Term.


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

            "Aircraft" means (A) the Airframe identified and described in Exhibit A hereto (including all Parts, including, without limitation, the APU, comprising such Airframe) together with the three Engines delivered in connection therewith as identified and described in Exhibit A hereto (or any engine substituted for any of said Engines pursuant to Section 9.2 or Section
12.2 of this Lease), whether or not any of such initial Engines or substitute engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft; and (B) where the context permits, the Manuals and Technical Records.

            "Airframe" means the Aircraft except the Engines or engines from time to time installed thereon and the Manuals and Technical Records.

            "Airworthiness Directive(s)" has the meaning given the 8.6 hereof.

            "Applicable Law" means all applicable laws and treaties of any government and applicable, legally adopted rules, regulations, and orders of any governmental body, instrumentality, agency or authority.

            "Approved Maintenance Program" has the meaning given in Section 8.3 hereof. As provided in Section 8.3, the Approved Maintenance Program must be approved by the CAA.

            "APU" means the auxiliary power unit installed on the Airframe from time to time.

            "Basic Rent" means the rent payable on Rent Payment Dates throughout the Basic Term for the Aircraft pursuant to 6.1 of the Lease.

            "Basic Rent Commencement Date" has the meaning specified in Section 6.1.

            "Basic Term" means the period during which Lessee shall lease the Aircraft in accordance with this Lease, which shall be a period commencing on the Delivery Date and continuing for the period ending 36 calendar months following the Basic Rent Commencement Date.

            "Business Day(s)" means any day other than a Saturday, a Sunday or a day on which commercial banking institutions are authorized by law to be closed in any city where the principal business office of Lessee and Lessor are located.

            "CAA" means the Civil Aviation Authority of the United Kingdom.

            "C Check" means the inspection, overhaul, repair, preservation and replacement of Parts of the Aircraft, including preventive maintenance, identified as a C Check under the Approved Maintenance Program. Such C Check shall include all structural inspections, corrosion control and other work normally completed in conjunction with each C Check.

            "Certificated Air Carrier" means an "air carrier" duly authorized under the laws of the United Kingdom or any other jurisdiction having the authority to regulate Lessee's operations of the Aircraft in the manner contemplated by this Lease.

            "Claims" has the meaning given in Section 15.1(a) hereof.

            "Cycle" means one take-off and landing of the Aircraft.

            "Day" means one calendar day when used to measure intervals in the Approved Maintenance Program relating to hard time calendar controlled Parts.

            "Delivery Date" means the date on which Lessee signs and delivers to Lessor an Acceptance Certificate (Delivery) for the Aircraft, in accordance with
Section 2.2 hereof.

            "Direct Labor Rate" means Lessee's cost, without giving any account for overhead charges or profit, per hour of productive labor.

            "Dollars" or "$" means United States dollars.

            "Engine" means any of the Rolls-Royce RB211-22B engines identified and described in Exhibit A, whether or not from time to time installed on the Airframe or installed on any other airframe; and any engine that may from time to time be substituted, pursuant to Section 9.2 or Section 12.2 of this Lease, for such Engine and constituting a Replacement Engine.

            "Event of Default" has the meaning given in Section 13 hereof.

            "FAA" means the Federal Aviation Administration of the United States of America.

            "Hour(s)" means Aircraft flight time, expressed in hours, between take-off and landing.

            "Indemnified Person" has the meaning given in Section 15.1(a) hereof.

            "Lease" means this Lease Agreement as the same may be modified, amended or supplemented from time to time pursuant to the terms hereof.

            "Lease Commencement Date" means the date designated for the commencement of the Lease as set forth on the Acceptance Certificate (Delivery).

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            "Lease Documents" means the Lease with attachments and schedules and those documents in the form of Exhibits A through D hereto.

            "Lessee" means Classic Airways, Ltd., a corporation organized and existing under the laws of the United Kingdom.

            "Lessor" means Investors Asset Holding Corp., a Massachusetts corporation, not in its individual capacity but solely as trustee of the Trust, and its successors and assigns.

            "Lessor's Lien" means any Lien arising as a result of (i) claims against Lessor not related to the transactions contemplated by this Lease, (ii) any act or omission of Lessor which is not related to the transactions contemplated by this Lease or is in violation of any of the terms of this Lease, or (iii) arising out of claims against Lessor with respect to Taxes against which Lessee is not required to indemnify Lessor.

            "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease or security interest relating to the Aircraft, the Lease or any Part, as the context may require.

            "Manuals and Technical Records" means all such manuals, technical data, log books and other records pertaining to the Aircraft (including, without limitation, the technical manuals and aircraft records listed in Exhibit B hereto) to be maintained by Lessee as shall be required to comply with the requirements of the CAA or otherwise by Applicable Law.

            "Modification Payment" has the meaning given in Section 8.9 hereof.

            "Officer's Certificate" means as to any company a certificate signed by any officer duly authorized to execute such certificate.

            "Operative Documents" means the Lease Documents, together with each document provided by or entered into by Lessee and Lessor in conjunction with this Lease.

            "Optional Modifications" has the meaning given in Section 8.11(b) hereof.

            "Overdue Rate" means the rate of interest per annum, announced from time to time by the Bank of Boston in Boston, Massachusetts as its "base" rate of interest which serves as the basis on which effective rates of interest for loans are calculated, plus 3.0 percentage points; each change in such base rate shall cause an equal and corresponding change in the Overdue Rate on the day specified is the Bank's public announcement of such change.

            "Parts" means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than Engines or engines) but including the APU, which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or so long as title thereto shall remain vested in Lessor in accordance with Section
8.5 hereof after removal therefrom.

            "Permitted Liens" means (a) the respective rights of Lessor and Lessee as provided herein, including, without limitation, any encumbrance which Lessor has caused to be placed on the Aircraft as permitted pursuant to Section
16.1 hereof; (b) the rights of others under agreements or arrangements to the extent expressly permitted in Section 8.12 hereof; (c) Liens for Taxes either not yet due or being contested in good faith (and for the payment of which adequate reserves have been provided by Lessee) by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Airframe or any Engine; (d) material suppliers', mechanics', workers', repairers', employees' or other like liens arising in the ordinary course of business and for amounts the payment of which is not yet delinquent or is being withstood in good faith by appropriate proceedings and so long as such proceedings do not involve a material danger of the sale, forfeiture or loss of the Airframe or any Engine (and in each case for the payment of which adequate reserves have been provided by Lessee); and (e) Lessor's Liens.

            "Permitted Sublease" means a sublease entered into by Lessee with the prior written consent of Lessor as to both the sublessee and the sublease document. Lessor may require that a Permitted Sublease be assigned by Lessee to Lessor as collateral security for the performance of Lessee's obligations under this Lease, pursuant to an assignment satisfactory in form and substance to Lessor.

            "Permitted Sublessee" means any sublessee under a Permitted
Sublease.

            "Person" means an individual, partnership, corporation, business trust, joint venture, governmental authority or other entity of whatever nature.

            "Pre-delivery Check" means the inspection to be performed on the Aircraft immediately prior to the acceptance of the Aircraft for lease hereunder.

            "Rent" means Basic Rent and Supplemental Rent.

            "Rent Payment Date" has the meaning given in Section 6.1 hereof.

            "Rent Period" means the period of time between any Rent Payment Date and the next succeeding Rent Payment Date, or between the last Rent Payment Date and the expiration of the Term.

            "Replacement Engine" means an engine of the same or an improved model as an Engine being replaced pursuant to Sections 9.2 or 12.2 hereof, which is suitable for installation and use on the Airframe without impairing the value or utility of the Aircraft and having a time status, modification status, value, manufacturer's warranty status, condition and utility, as determined in good faith by Lessor, at least equal to the Engine it is replacing (assuming such Engine was in the modification status, condition, and repair required by the terms hereof immediately prior to being replaced). Any such Replacement Engine shall be an Engine hereunder.

            "Required Modifications" has the meaning given in Section 8.11(a) hereof.

            "Reserve Tasks" has the meaning given to such term in Section 6.6 hereof.

            "Reserves" has the meaning given to such term in Section 6.6 hereof.

            "Return Location" has the meaning given in Section 9.1(a) hereof.

            "Security Deposit" has the meaning given in Section 6.5 hereof.

            "Service Bulletin" has the meaning given in Section 8.7 hereof.

            "Stipulated Loss Value" for the Aircraft means $4,000,000.

            "Supplemental Rent" means all monetary amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay under any Lease Document to Lessor including, without limitation, Stipulated Loss Value and the purchase option price in the event of the exercise of Lessee's option to purchase set forth in Section 17 hereof.

            "Tax" means all license and registration fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever together with any penalties, additions to tax, fines or interest thereon.

            "Term" means the Basic Term pursuant to Section 2.3 and any extension thereof as Lessor and Lessee may hereinafter agree in writing.

            "Total Loss" with respect to the Aircraft, Airframe, any Engine or Part means any of the following events with respect to such property; (i) loss of such property or the use thereof due to theft or disappearance for more than 45 consecutive days; (ii) loss of such property or the use thereof due to destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use; (iii) any event which should or does result in the receipt of insurance proceeds with respect to such property on the basis of a total loss, arranged total loss, constructive or agreed total loss; (iv) (A) the confiscation or seizure of title to the Aircraft or Airframe (B) the condemnation, taking, confiscation or seizure of the use of the Aircraft or Airframe for a period equal to the shorter of 90 consecutive days or the date the Aircraft is required to be returned to Lessor pursuant to Section 9 hereof by any government or agency or instrumentality thereof; (v) with respect to any Engine, the taking of title or requisition for use by any government and any divestiture of title deemed a Total Loss pursuant to Section 12.2 of this Lease; or (vi) as a result of any rule, regulation, order or other action (generally applicable to aircraft of the same type as the Aircraft) by the CAA or other governmental body (including any court) having jurisdiction, the use of the Aircraft for the commercial transportation of persons is prohibited for a period of 180 consecutive days. A Total Loss with respect to the Aircraft shall be deemed to occur if a Total Loss occurs with respect to the Airframe.

            "Trust" has the meaning given in Section 16.4 hereof.

      SECTION 2. AGREEMENT TO LEASE; TERM

      2.1. Leasing of Aircraft. Subject to the terms and conditions of the Lease Documents, and in reliance upon the agreements, representations and warranties therein contained and made pursuant hereto, Lessor agrees to lease the Aircraft to Lessee hereunder on the Delivery Date, such leasing to be evidenced by Lessor executing and delivering the Acceptance Certificate (Delivery) hereunder.

      2.2. Delivery of Aircraft. The Aircraft shall be delivered to Lessee by Lessor for purposes of this Lease at Piedmont Triad Airport, Greensboro, North Carolina, U.S.A.

      2.3. Term. Except as otherwise provided herein, the Aircraft shall be leased for the Term which shall comprises the Basic Term and any extension thereof pursuant to the terms hereof except that the Term shall end upon any earlier termination of this Lease in accordance with its terms.

      SECTION 3. LESSEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Lessee represents, warrants and agrees as follows:

      3.1. Organization; Good Standing; Certification. Lessee is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own or hold under lease its properties and to enter into and perform its obligations hereunder. Lessee is duly qualified and authorized to do business wherever the nature of its activities or properties requires such authorization. Lessee is as of the date hereof and at all times during the Term shall remain a Certificated Air Carrier.

      3.2. Authority; Consent. Lessee has the full power, authority and legal right to execute, deliver and perform the terms of each of the Operative Documents to which it is a party. The execution, delivery and performance of each of the Operative Documents have been duly authorized by all necessary corporate action of Lessee and do not require any stockholder approval or approval or consent of, or notice to, any trustee or holders of any indebtedness or obligations of Lessee.

      3.3. Legal, Valid and Binding. Each of the Operative Documents to which Lessee is a party has been duly executed and delivered by Lessee and constitutes a legal, valid and binding obligation of Lessee, enforceable in accordance with its terms.

      3.4. Compliance with Other Instruments. Neither the execution, delivery or performance by Lessee of the Operative Documents nor the consummation or performance by Lessee of the transactions contemplated therein will conflict with or result in any violation of, or constitute a default under, the certificate of incorporation or by-laws of Lessee or any agreement, mortgage, indenture, lease or other instrument or any Applicable Law by which Lessee or its properties or assets are bound.

      3.5. Governmental Consents. Neither the execution and delivery of any of the Operative Documents nor the performance of any of the transactions contemplated thereby by Lessee requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect to the CAA, any other United Kingdom or foreign governmental authority or agency, including any judicial body.

      3.6. No Adverse Agreements. Lessee is not a party to any agreement or instrument or subject to any charter or any corporate restriction, which if performed in accordance with its terms, would materially and adversely affect Lessee's financial condition, business or operations or the ability of Lessee to perform its obligations under any of the Operative Documents.

      3.7. No Defaults or Violations. Lessee is not now, and during the Term will not, be in default under any mortgage, deed of trust, indenture or other instrument or agreement to which Lessee is a party or by which it or any of its properties or assets may be bound, or be in violation of any Applicable Law, which default or violation would have a material adverse effect on the financial condition, business or operations of Lessee or its ability to perform any of their obligations under any of the Operative Documents to which it is a party.

      3.8. Litigation. There are no pending or, to the best of Lessee's knowledge after due inquiry, threatened actions or proceedings by or before any court, administrative agency, regulatory authority or arbitrator that would if decided against Lessee either individually or in the aggregate materially and adversely affect the financial condition, business or operations of Lessee or the ability of Lessee to perform its obligations under any of the Operative Documents.

      3.9. Tax Returns. Lessee has filed or caused to be filed all tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due or payable on said returns or on any assessment received by Lessee, except as may be contested in good faith by appropriate proceedings. There are no currently pending audits for any federal or state income taxes or any other taxes for any period.

      3.10. Filing or Recordation. Except for the filing made with the U.K. Civil Aircraft register, no other filing or recording of this Lease with the CAA, no further filing or recording of this Lease or of any other document and no further action, are necessary or desirable in order to (A) fully protect and establish Lessor's title to, and interest in, and property rights with respect to the Aircraft as against Lessee or any third party claiming through Lessee and to ensure that the property rights of Lessor therein will have priority in all respects over the claims of all creditors of Lessee, or (B) ensure the validity, effectiveness and enforceability of this Lease and the other Operative Documents.

      3.11. Principal Place of Business. Unless Lessee gives the notice provided in this Section 3.11, Lessee shall maintain its principal place of business and chief executive office and the office where it keeps its business and financial records and files concerning the Lease Documents at the location specified in
Section 18 hereof. Lessee shall hold and preserve such records and files concerning the Lease Documents as are required hereunder and shall permit representatives of Lessor at any time during normal business hours upon reasonable notice to inspect and make abstracts from such records and files. Lessee shall give Lessor at least 30 days' prior written notice of any change in Lessee's principal place of business and chief executive office, and shall cooperate with Lessor in executing and delivering all such documents as Lessor may reasonably request which are required or desirable as a result of such change of principal place of business of Lessee. Notwithstanding any of the foregoing provisions of this Section 3.11 to the contrary, Lessee shall not maintain its principal place of business in any location which would cause Lessee not to be a Certificated Air Carrier.

      3.12. Financial Statements. The financial and business operations information furnished by Lessee to Lessor in regards to Lessee and the persons associated with Lessee (including without limitation an accountant's letter regarding the financial resources of one of Lessee's investors and information regarding a usage contract between Lessee and the tour operator IAG) are accurate and complete and are not misleading. Since the dates of such information furnished by Lessee to Lessor, there has been no material adverse change in the financial condition, business, operations or prospects of Lessee.

      3.13. Financial and Other Information to be Supplied. Lessee agrees to furnish to Lessor during the Term:

            (a) As soon as possible and in any event within 5 days after the occurrence of an Event of Default which is continuing, an Officer's Certificate setting forth in detail the nature of such Event of Default and the action which Lessee proposes to take with respect thereto;

            (b) as soon as available, and in any event within 30 days after the end of each calendar quarter falling during the Term, consolidated balance sheets of Lessee as of the end of such quarter and related statements of income, shareholders' equity and changes in financial condition of Lessee for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period in such other preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by a financial officer of Lessee, as applicable, as having been prepared in accordance with generally accepted accounting principles and practices, consistently applied.

            (c) as soon as available, and in any event within 90 days after the end of each of Lessee's fiscal years falling during the Term, a copy of the annual report for such year for Lessee and its subsidiaries on a consolidated basis, including therein consolidated balance sheets of Lessee as of the end of such fiscal year and related statements of income, shareholders' equity and changes in financial condition of Lessee for such fiscal year, in comparative form with the preceding fiscal year, in each case certified by independent certified public accountants of national standing as having been prepared in accordance with generally accepted accounting principles and practices consistently applied.

            (d) in the event that Lessee becomes a publicly-held company, promptly upon the sending or filing thereof, copies of all such proxy statements, financial statements and reports which Lessee or the affiliated group of which Lessee is a member sends to its stockholders generally, and copies of all regular periodic and special reports and all registration statements which Lessee files with any governmental authority, or with any national securities exchange or similar agency, of any nation;

            (e) from time to time, such other information relating to its financial, operational or business affairs or conditions as Lessor may reasonably request.

      3.14. Maintenance of Corporate Status; No Merger or Consolidation. Lessee will preserve and maintain its corporate existence and such of its rights, privileges, licenses and franchises in any jurisdiction where failure to obtain such licensing or qualification would have a material adverse effect upon Lessee. The Lessee shall not consolidate or merge with or into any other corporation or sell, convey, transfer, lease or otherwise dispose of, whether in one transaction or a series of related transactions, any of its assets if the aggregate value thereof represents all or substantially all of its assets unless the surviving entity has the same or greater net worth as that of Lessee immediately prior to any such consolidation or merger and such surviving entity agrees in writing to assume all of the obligations of Lessee under this Lease. Lessee shall not voluntarily permit to be revoked, canceled or otherwise terminated all or substantially all of the franchises, concessions, permits, rights or privileges required for the conduct of business and operations of Lessee or the free and continued use and exercise thereof.

      3.15. Notice of Default or Adverse Occurrence. Lessee shall promptly inform the Lessor of any occurrence of which it becomes aware which might adversely affect its ability to perform any of its obligations under this Lease and the other Operative Documents.

      3.16. Maintenance of Consents and Approvals. Lessee shall obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed on, or in connection with, every consent, license, authorization, approval, filing and registration obtained or effected in connection with this Lease, including without limitation foreign exchange and transfer permits regarding Dollar amounts due hereunder, or which may from time to time be necessary under Applicable Law for the continued due performance of all obligations of the Lessee under this Lease, including without limitation qualifications to operate the Aircraft in accordance with Applicable Laws. Where it is required under Applicable Law with respect to this Lease, consent, approval, sanction, to stamp, file, register or attend to any act, matter or thing, Lessee will do so promptly and within any applicable prescribed time period in respect thereof.

      SECTION 4. LESSOR REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

      Subject to certain disclaimers set forth in Section 7 hereof, Lessor represents, warrants and agrees as follows:

      4.1. Lessor covenants and agrees that provided no Event of Default has occurred and remains unremedied, neither it nor anyone claiming exclusively by, through or under Lessor will interfere with Lessee's quiet use and enjoyment of the Aircraft during the Term.

      4.2. Lessor is the legal owner of the Aircraft and the Aircraft is not subject to any Lien.

      SECTION 5. CONDITIONS PRECEDENT.

      5.1. Conditions Precedent to Obligation of Lessor to Lease Aircraft. The obligation of Lessor to lease the Aircraft to Lessee under this Lease is subject to the fulfillment to the satisfaction of Lessor, on or before the Delivery Date or concurrently with Lessor's leasing of the Aircraft hereunder (unless waived in writing by Lessor), of the following conditions precedent:

            (a) Each of the Operative Documents and such other documents deemed necessary or reasonably desirable by Lessor, shall have been duly authorized, executed and delivered by the respective party or parties thereto and shall be satisfactory in form and substance to Lessor, and an executed original or conformed copy, as appropriate, of the Lease Documents and such other documents deemed necessary or desirable by Lessor shall have been delivered to Lessor.

            (b) On the Delivery Date, the following statements shall be true and Lessor shall have received evidence in form and substance reasonably satisfactory to it that:

            (i) The Aircraft is duly registered with and certificated by the FAA as to type and airworthiness in accordance with the terms of this Lease;

            (ii) The Lease and Acceptance Certificate (Delivery) shall be in due form for recording and shall be duly filed pursuant to Applicable Law;

            (c) On the Delivery Date for the Aircraft (i) the representations and warranties of Lessee contained in the Lease Documents shall be true and accurate; (ii) nothing shall have occurred which materially and adversely has affected or will affect the ability of Lessee to carry on its business and to perform its obligations under the Lease Documents; and (iii) no event shall have occurred and be continuing, or would result from the lease of the Aircraft, which constitutes an Event of Default.

            (d) Lessee shall have delivered an Officer's Certificate to Lessor certifying as to the matters set forth with respect to Lessee in Section 5.1(c) hereof.

            (e) No change shall have occurred after the date of this Agreement in Applicable Law that in the opinion of Lessor would make it illegal for Lessor to maintain its interest in the Aircraft.

            (f) in furtherance of and not in limitation of its rights set forth in Section 5.1(a), Lessor shall have received the following, in each case in form and substance satisfactory to it:

            (i) incumbency certificates of Lessee regarding the officers of Lessee authorized to execute and deliver the Lease Documents, respectively, and other documents and agreements delivered in connection therewith, which incumbency certificates for the applicable officers and entities shall be delivered concurrently with the delivery of each of the Lease Documents and such other documents and agreements;

            (ii) an insurance broker's letter of undertaking in substantially the form of Exhibit E hereto;

            (iii) certified copies of all documents evidencing the corporate actions of Lessee and the Board of Directors of Lessee, duly authorizing the lease by Lessee of the Aircraft hereunder and the execution, delivery and performance by Lessee of each of the Lease Documents, which certified copies shall be delivered concurrently with the delivery of this Lease;

            (iv) such other documents and evidence with respect to Lessee as Lessor may reasonably request in order to consummate the transactions contemplated by the Lease Documents, the taking of all corporate actions in connection therewith and compliance with the conditions herein set forth.

            (g) Lessor shall have received the Security Deposit, in cash, from Lessee.

            (h) a favorable opinion from Brooke North, counsel to Lessee, covering such matters incident to the transactions contemplated hereby as it may reasonably request.

      5.2. Conditions Precedent to Obligation of Lessee to Lease the Aircraft. The obligation of Lessee to lease the Aircraft from Lessor under this Lease is subject to the fulfillment to the satisfaction of Lessee, on or before the Delivery Date, of the following conditions precedent:

            (a) Lessee shall have completed the Pre-delivery Check which may be satisfied by having a representative of Lessee present at a check flight of the Aircraft of at least two hours duration flown following the completion of the Pre-delivery Check so that Lessee may be reasonably satisfied that the Pre-delivery Check has been satisfactorily completed and that the Aircraft is otherwise in the condition required by this Section 5.2. In the event the person performing the Pre-delivery Check would not ordinarily perform such a check flight, Lessor shall perform a check flight reasonably acceptable to Lessee at Lessor's expense upon Lessee's request, which check flight shall not exceed two hours duration without Lessor's consent.

            (b) Each Engine shall have not less than 3,000 Hours and 1,500 Cycles remaining until such Engine's next limiter or next scheduled shop visit.

            (c) The APU shall be serviceable.

            (d) All systems, equipment and components of the Aircraft shall be functioning properly, except that the passenger entertainment system (called the MUX System) may not be fully operational. Lessor agrees to reimburse Lessee, up to a maximum of $5,000, for the actual costs incurred by Lessee in making such system fully operational, upon receipt of resonable evidence of such work and the costs incurred.

            (e) The Aircraft shall include all galley carts, LD3 containers and copies of all relevant maintenance and operations manuals.

Provided that the foregoing conditions are satisfied, Lessee shall accept the Aircraft in its "AS IS" condition. Any costs or expense required to be incurred in order to place the Aircraft under Lessee's Approved Maintenance Program or in order to obtain certification by the CAA shall be borne solely by Lessee except as expressly provided in the next paragraph.

      Lessee acknowledges that the Aircraft will require a pre-certification check, MPB and/or CPCP work (Pre-Certification Work) prior to certification by the CAA in the United Kingdom. Lessee shall cause the Pre-Certification Work to be done at a shop reasonably approved by Lessor, and shall present such evidence thereof (including as to cost) as is reasonably required by Lessor. Lessee shall pay for all such Pre-Certification Work (and any other work, which must be permitted hereby, as is performed at Lessee's order), but the actual costs to Lessee of such Pre-Certification Work as is mandatory in order to obtain CAA certification shall be credited against the installments of Basic Rent last due under this Lease (that is, the final, then next to final, installment) up to the aggregate amount of $160,000. Moreover, the amount of such credit shall be increased by an amount equal to the cost of compliance with such Airworthiness Directives (as defined in Section 8.6(a), if any, as to which the Aircraft is not in compliance when such Pre-Certification Work is done. Promptly upon completion of the Pre-Certification Work, Lessee shall provide Lessor with a description thereof in reasonable detail, including the costs incurred and the date such work was completed.

      5.3. Acceptance for Lease. Upon the execution of the Acceptance Certificate (Delivery), it shall be conclusively presumed that the conditions set forth in Sections 5.1 and Section 5.2 have been met in full (or that any discrepancies have been irrevocably waived by Lessee), and that the Aircraft shall, by the execution of the Acceptance Certificate (Delivery), be accepted for lease by Lessee for all purposes hereunder.

      5.4. Non-fulfillment of Conditions Precedent under Section 5.2. In the event that Lessor has failed to fulfill any or all of the conditions set out in
Section 5.2. hereof and Lessee has not waived such non-fulfillment, Lessee shall be under no obligation to take the Aircraft on Lease and the parties hereto shall be released from all obligations to each other hereunder save that Lessor shall forthwith return to Lessee any installments of the Security Deposit paid to it by Lessee.

      SECTION 6. PAYMENTS.

      6.1. Basic Rent. During the Basic Term on and after the Basic Rent Commencement Date Lessee shall pay Lessor, in accordance with the provisions of
Section 6.3 hereof, Basic Rent in the amount of Eighty Thousand Dollars ($80,000) on each Rent Payment Date as hereinafter defined. Basic Rent in the foregoing amount is due and payable on the Basic Rent Commencement Date and such Basic Rent shall be due and payable thereafter on the same day of each month during the Basic Term as the day of the month the Basic Rent Commencement Day fell (each such day a "Rent Payment Date"). The term "Basic Rent Commencement Date" shall mean the earlier of (i) the date the Pre-Certification Work referred to in Section 5.2 is finished, and (ii) August 12, 1997.

      6.2. NET LEASE; NO SET-OFF OR DEDUCTIONS. THIS LEASE IS A NET LEASE. LESSEE ACKNOWLEDGES AND AGREES THAT ITS OBLIGATIONS TO PAY ALL RENT DUE AND OWING UNDER THE TERMS HEREOF SHALL BE ABSOLUTE AND UNCONDITIONAL AND SHALL NOT BE AFFECTED BY ANY CIRCUMSTANCE WHATSOEVER, INCLUDING, WITHOUT LIMITATION (A) ANY SET-OFF, COUNTERCLAIM, RECOUPMENT, DEFENSE OR OTHER RIGHT WHICH LESSEE MAY HAVE AGAINST LESSOR OR ANYONE ELSE FOR ANY REASON WHATSOEVER, (B) ANY DEFECT IN THE TITLE, AIRWORTHINESS, ELIGIBILITY FOR REGISTRATION UNDER THE FAA OR THE CAA, OR ANY DAMAGE TO OR LOSS OR DESTRUCTION OF, THE AIRCRAFT, OR ANY INTERFERENCE, INTERRUPTION OR CESSATION IN OR PROHIBITION OF THE USE OR POSSESSION THEREOF BY LESSEE FOR ANY REASON WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY SUCH INTERFERENCE, INTERRUPTION, CESSATION OR PROHIBITION RESULTING FROM THE ACT OF ANY GOVERNMENTAL AUTHORITY, (C) ANY LIENS, ENCUMBRANCES OR RIGHTS OF OTHERS WITH RESPECT TO THE AIRCRAFT, (D) THE INVALIDITY OR UNENFORCEABILITY OR LACK OF DUE AUTHORIZATION OR OTHER INFIRMITY OF THIS LEASE OR ANY LACK OF RIGHT, POWER OR AUTHORITY OF LESSOR OR LESSEE TO ENTER INTO THIS LEASE, (E) ANY INSOLVENCY, BANKRUPTCY, REORGANIZATION OR SIMILAR PROCEEDINGS BY OR AGAINST LESSEE, LESSOR, OR ANY OTHER PERSON, OR (F) ANY OTHER CAUSE WHETHER SIMILAR OR DISSIMILAR TO THE FOREGOING, ANY PRESENT OR FUTURE LAW NOTWITHSTANDING, IT BEING THE INTENTION OF THE PARTIES HERETO THAT ALL RENT

PAYABLE BY LESSEE HEREUNDER SHALL CONTINUE TO BE PAYABLE IN ALL EVENTS IN THE MANNER AND AT THE TIMES PROVIDED HEREIN. SUCH RENT SHALL NOT BE SUBJECT TO ANY ABATEMENT AND THE PAYMENTS HEREOF SHALL NOT BE SUBJECT TO ANY SET-OFF OR REDUCTION FOR ANY REASON WHATSOEVER, INCLUDING ANY PRESENT OR FUTURE CLAIMS OF LESSEE AGAINST LESSOR UNDER THIS LEASE OR OTHERWISE. EACH RENT PAYMENT MADE PURSUANT TO THIS LEASE BY LESSEE SHALL BE FINAL AND LESSEE WILL NOT SEEK TO RECOVER ALL OR ANY PART OF SUCH PAYMENT FROM LESSOR OR FOR ANY REASON WHATSOEVER. IF FOR ANY REASON WHATSOEVER THIS LEASE SHALL BE TERMINATED IN WHOLE OR IN PART BY OPERATION OF LAW OR OTHERWISE, EXCEPT AS SPECIFICALLY PROVIDED HEREIN OR AS OTHERWISE AGREED, LESSEE NONETHELESS AGREES TO PAY TO LESSOR AN AMOUNT EQUAL TO EACH PAYMENT OF BASIC RENT AND SUPPLEMENTAL RENT DUE HEREUNDER AT THE TIME SUCH PAYMENT WOULD HAVE BECOME DUE AND PAYABLE IN ACCORDANCE WITH THE TERMS HEREOF HAD THIS LEASE NOT BEEN TERMINATED IN WHOLE OR IN PART. THE OBLIGATION OF LESSEE IN THIS SECTION 6.2 SHALL SURVIVE THE EXPIRATION OR THE TERMINATION OF THIS LEASE OTHER THAN IN ACCORDANCE WITH ITS TERMS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES ANY RIGHTS WHICH IT MAY NOW HAVE OR WHICH MAY BE CONFERRED UPON IT, BY STATUTE OR OTHERWISE, TO TERMINATE, CANCEL, QUIT OR SURRENDER THIS LEASE EXCEPT IN ACCORDANCE WITH THE TERMS HEREOF. THE FOREGOING LIMITATIONS SHALL NOT, HOWEVER, PRECLUDE LESSEE FROM SEEKING REMEDIES AGAINST LESSOR, FOR MONEY DAMAGES AND/OR INJUNCTIVE RELIEF, BASED ON A BREACH BY LESSOR OF LESSOR'S OBLIGATIONS UNDER THIS LEASE.

      6.3. Immediately Available Funds. All Rent shall be paid in United States Dollars by wire transfer in immediately available funds by 12:00 noon EST or EDT, as the case may be, on the day it is due and payable hereunder to Lessor at Fleet Bank, N.A., 80 Pine Street, New York, NY, ABA No. 021200339, Account No. 2181-01-7572, Re: AFG Rent Escrow, with sufficient information to identify the source and application of such funds. If any Rent is due on a day which is not a Business Day, it shall be due on the immediately preceding Business Day.

      6.4. Supplemental Rent. Lessee also agrees to pay to Lessor, in accordance with the provisions of Section 6.3 hereof, any and all Supplemental Rent when the same shall become due and owing, and in the event of any failure on the part of Lessee to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or equity in the case of nonpayment of Basic Rent. Lessee will also pay, on demand, as Supplemental Rent, interest at the Overdue Rate on any part of any installment of Basic Rent not paid when due for any period for which the same shall be overdue and, to the extent permitted by

Applicable Law, on any payment of Supplemental Rent not paid when due for the period until the same shall be paid.

      6.5. Security Deposit. On or before the acceptance of the Aircraft for lease hereunder, Lessee shall deposit with Lessor in an amount in cash equal to Two Hundred Forty Thousand Dollars ($240,000) to serve as security for Lessee's full and faithful performance of all of its obligations under this Lease (the "Security Deposit"). The Security Deposit may be in cash or in the form of an irrevocable standby letter of credit in form and substance satisfactory to Lessor and issued by a U.S. bank acceptable to Lessor.

            6.5.1. Lessor hereby acknowledges receipt of $50,000 as the initial installment of the Security Deposit. The balance of the Security Deposit, $190,000, shall be payable by Lessee to Lessor concurrently with the signing of this Lease. In the event Lessor has satisfied the conditions precedent set forth in Section 5.2 hereof and Lessee fails to accept the Aircraft for lease hereunder, Lessor may retain the Security Deposit in its possession as liquidated damages for loss of bargain and not as a penalty. In the event Lessor fails to satisfy the conditions precedent set forth in Section 5.2 hereof within 30 days after written notice from Lessee thereof, Lessor shall return the Security Deposit (or whatever portion thereof Lessor has received) to Lessee.

            6.5.2. If Lessee fails to pay Rent or any other sums due or fails to perform any of the other terms or provisions of this Lease or is otherwise in default hereunder, in addition to all other rights Lessor shall have, Lessor may use, apply or retain all or any portion of the Security Deposit in partial payment for any sums it may in its discretion advance as a result of a default by the Lessee or to apply toward losses or expenses Lessor may suffer of incur as a result of such Default. If Lessor uses or applies all or any portion of the Security Deposit, such application shall not be deemed a cure of any default, and Lessee shall immediately upon receipt of written demand from Lessor pay an amount necessary to restore the Security Deposit to its required amount, and the failure to do so shall be an Event of Default without further notice. In the event that the Lessee does not make timely payments of Basic Rent in any two consecutive months during the Term, the Lessor, without limitation to any other rights and remedies hereunder, may on each such occasion require the Lessee to increase the Security Deposit by an amount equal to one payment of Basic Rent. The Security Deposit shall remain in effect until after the Aircraft is returned in the condition required by this Lease. Lessee shall not be entitled to off-set any Rent against the Security Deposit. After the return of the Aircraft in the condition required by this Lease, Lessor shall return the Security Deposit, without interest, provided that Lessee has otherwise fulfilled all its obligations hereunder.

            6.5.3. Provided Lessee has duly exercised its option to purchase under Section 17 hereof, Lessor shall retain the entire Security Deposit as part of the purchase price of the Aircraft. In the event Lessee has not exercised its option to purchase under Section 17 and the Aircraft has been returned to Lessor in accordance with the provisions of Section 9 hereof, the Security Deposit shall be refunded to Lessee without interest within 30 days following the expiration of the Basic Term.

      6.6. Reserves. C Checks, Engine maintenance requiring scheduled shop repair (that is, overhaul, hot section inspection, replacement of Internal Life Limited Components that have reached their applicable hour or cycle limits, disassembly, assembly and testing required thereof), landing gear overhauls, and auxiliary power unit overhauls are collectively and individually referred to as "Reserve Tasks." In addition to monthly installments of Basic Rent, Lessee shall pay to Lessor a payment to be reserved for Reserve Tasks as follows:

            6.6.1. The Lessee shall, on or before the 10th day following the second and each subsequent Rent Payment Date and the 10th day following the expiration of the Basic Term if Lessee has not exercised its option under Section 17, submit to Lessor a true summary of the Aircraft usage for the preceding Rent Period, specifying the number of Hours the Aircraft shall have flown, the number of Cycles incurred in such Rent Period and the number of Hours flown for each Cycle. Such usage shall be determined by Lessee by reference to the Aircraft operating logs, subject to audit and verification by Lessor. On or before the 15th day following the second and subsequent Rent Payment Dates and the 15th day following the expiration of the Basic Term if Lessee has not exercised its option under
      Section 17, Lessee shall pay to Lessor for the Rent Period with respect to which such usage data applies: $425 for each Hour the Aircraft was operated and $1,500 for each Cycle. In the event that the ratio of Hours to Cycles exceeds 5 Hours/1 Cycle, Lessee will pay an additional $50 per Hour for each excess hour or fraction thereof. The following amounts shall be applicable to the specified Reserve Tasks: for C Checks, $400 per Hour; for Engine maintenance requiring scheduled shop repair (that is, overhaul, hot section inspection, replacement of internal Life Limited Components that have reached their applicable hour or cycle limits, disassembly, assembly and testing required thereof) requiring shop repair, $500 per Cycle for each of the 3 engines; for complete landing gear overhaul, $15 per Hour, for all landing gear; and for complete auxiliary power unit overhaul, $10 per Hour. The foregoing amounts shall be collectively or individually referred to as "Reserves."

            6.6.2. Lessee shall obtain Lessor's prior written approval of any Reserve Tasks to be undertaken, the company and shop which is to do such work and the cost thereof (including proforma invoices), such consent not to be unreasonably withheld. Upon submission by Lessee to Lessor of invoices or receipts evidencing the performance of a Reserve Task in accordance with the provisions hereof, Lessor shall, provided than an Event of Default shall not have occurred and be continuing, pay the invoices directly or reimburse Lessee, as applicable, from Reserves corresponding to the Reserve Task, but not in an amount to exceed the actual invoice or receipts, and not in excess of Reserves actually received for the corresponding Reserve Task. Under no circumstance shall Reserves be used to reimburse Lessee for the cost of repairs arising as a result of foreign object damage, an insured occurrence, or operational mishandling. If, on any occasion, Reserves actually received are insufficient to pay for the corresponding Reserve Task, the shortfall shall be paid by Lessee and may not be carried forward or made the subject of any further claim for payment.

            6.6.3. Reserves shall be and remain the property of the Lessor until disbursed. Except as otherwise set forth in Section 12.1(a) hereof, all undisbursed Reserves, upon the expiration or earlier termination of this Lease, shall be retained by Lessor as additional Rent for the Aircraft unless Lessee has exercised its option to purchase under Section 17 hereof in which case the amount of any then remaining Reserves shall be paid to Lessee at the time title to the Aircraft is transferred to Lessee pursuant to Section 17.

            6.6.4. Payments for reserves shall be paid in the same manner as Basic Rent, but to Fleet Bank, N.A., 80 Pine Street, New York, New York 10005, ABA #021 200 339, Account #2173-00-2089, Account Name:
      Equis/Lockheed 1118 Maintenance Reserve (the "Reserve Account"). Reserves shall be kept segregated from other moneys of Lessor in the Reserve Account. The Reserve Account shall be interest-bearing and interest earned shall become part of the Reserves.

      SECTION 7. DISCLAIMER OF WARRANTIES AND MANUFACTURERS' WARRANTIES.

      7.1. Disclaimer. UPON THE ACCEPTANCE OF THE AIRCRAFT FOR LEASE HEREUNDER IT SHALL BE DEEMED TO BE LEASED HEREUNDER "AS IS" AND "WHERE IS." LESSOR HAS NOT AND SHALL NOT BE DEEMED TO HAVE MADE (WHETHER BY VIRTUE OF HAVING LEASED THE AIRCRAFT UNDER THIS LEASE, OR HAVING ACQUIRED THE AIRCRAFT, OR HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS LEASE OR OTHERWISE), AND LESSOR HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, FREEDOM FROM CLAIMS OF INTERFERENCE OR INFRINGEMENT OR THE LIKE, OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE

AIRCRAFT, THE ABSENCE THEREFROM OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR AS TO ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE), WITH RESPECT TO THE AIRCRAFT; AND LESSEE HEREBY WAIVES, RELEASES, RENOUNCES AND DISCLAIMS EXPECTATION OF OR RELIANCE UPON ANY SUCH WARRANTY OR WARRANTIES. LESSOR SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY TO LESSEE OR ANY OTHER PERSON, WHETHER ARISING IN CONTRACT OR TORT OUT OF ANY NEGLIGENCE OR STRICT LIABILITY OF LESSOR OR OTHERWISE, FOR (I) ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY THE AIRCRAFT OR ANY ENGINE OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN OR BY ANY OTHER CIRCUMSTANCE IN CONNECTION THEREWITH, (II) THE USE, OPERATION OR PERFORMANCE OF THE AIRCRAFT OR ANY RISKS RELATING THERETO,
(III) ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS OR CONSEQUENTIAL DAMAGES OR (IV) THE DELIVERY, OPERATION, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE AIRCRAFT. THE WARRANTIES AND REPRESENTATIONS SET FORTH IN THIS SECTION 7.1 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AND LESSOR SHALL NOT BE DEEMED TO HAVE MADE ANY OTHER WARRANTIES, EXCEPT AND ONLY TO THE EXTENT OF THOSE WARRANTIES SET FORTH IN SECTION 4 OF THIS LEASE.

      7.2. Other Warranties. So long as no Event of Default shall have occurred, Lessor agrees that if there are any outstanding warranties of manufacturers and suppliers relating to the Aircraft or any of the Engines which would otherwise inure to the benefit of or be enforceable by Lessor during the Term, they shall, notwithstanding title to the Airframe and Engines being vested in Lessor, inure to the benefit of Lessee throughout the Term and Lessor agrees to authorize Lessee to exercise for the account of Lessor such rights as Lessor may have under such warranties.

      SECTION 8. USE, OPERATION AND MAINTENANCE

      8.1. General. Lessee, at its own cost and expense, shall during the Term service, repair, maintain and overhaul or cause the same to be done to the Airframe and each Engine under the Approved Maintenance Program for so long as the Aircraft is in the possession of Lessee or subject to this Lease with the same or better care as used by Lessee at a minimum, give the Aircraft the same level of attention and maintenance as the Lessee affords to the other aircraft in its fleet, including Airworthiness Directive compliance and level of incorporation, improvements, repairs, cleanliness, and correction of items of a cosmetic nature (such as hail damage), and the "build standard" applicable to all Engine shop visits with regard to both exhaust gas temperature and life limited components, except where the terms of this Lease dictate higher standards. By way of expansion and not in limitation of the foregoing, Lessee agrees to (i) keep the Airframe and each Engine in as good operating condition as it was upon completion of the Pre-Certification Work, ordinary wear and tear excepted, (ii) keep the Aircraft in such condition as is necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times under Applicable Law, (iii) maintain the Manuals and Technical Records in the English language in accordance with such Approved Maintenance Program and in a manner acceptable to the CAA and (iv) cause the Aircraft to be maintained in a manner which will not discriminate against the Aircraft compared with other similar aircraft owned or leased by Lessee.

      8.2. Operation and Use.

            (a) Lessee agrees not to operate or locate the Airframe or any Engine, or suffer the Airframe or any Engine to be operated or located, in any area (i) excluded from coverage by any insurance policy required to be maintained hereunder or (ii) in any recognized or, in Lessor's reasonable judgment, threatened area of hostilities unless fully covered by war risk insurance meeting the terms of Section 11 hereof, except in the case of a requisition by the United Kingdom government, where Lessee obtains indemnity from the United Kingdom government against the risks and in the amounts required by Section 11 hereof covering such area. Lessee agrees not to operate the Aircraft, or suffer the Aircraft to be operated during the Term (1) unless the Aircraft is covered by insurance as required by the provisions of Section 11 hereof or (2) contrary to the terms of such insurance as required by the provisions of Section 11 hereof.

            (b) Lessee agrees not to (i) operate the Airframe or any Engine or permit the Airframe or any Engine to be operated during the Term except in a passenger configuration, in commercial or other operations for which Lessee is duly authorized by the CAA or otherwise in accordance with Applicable Law; or
(ii) use or permit the Aircraft to be used for a purpose for which the Aircraft is not designed or reasonably suitable. Lessee will not permit the Airframe or any Engine to be maintained, used or operated during the Term in violation of any Applicable Law, or contrary to any manufacturer's operating manuals or instructions.

      8.3. Maintenance in General. Lessee agrees it solely has the obligation to maintain and repair the Airframe and Engines in accordance with a maintenance program which meets the CAA requirements for commercial airline operations under the relevant laws and regulations of the United Kingdom, and meets the nondiscrimination requirements set forth in Sections 8.1, 8.4(d) and 8.7 hereof (the "Approved Maintenance Program"), so as to keep it in at least as good a condition during the Term as it was upon completion of the Pre-Certification Work and until the Aircraft is redelivered to Lessor pursuant to Section 9 hereof, ordinary wear and tear excepted. Included within the obligation of maintenance and repair under the Approved Maintenance Program is the obligation and affirmative undertaking by Lessee to replace from time to time all worn or defective Parts, to the extent required to cause the Aircraft to be in an airworthy condition in all respects and to be covered by an effective Certificate of Airworthiness at all times.

      8.4. Specific Items of Maintenance. Lessee agrees that maintenance and repairs shall include, but shall not be limited to, the following specific items:

            (a) to perform or have performed in accordance with Section 8.3 all routine maintenance work, including on-line maintenance on the Aircraft, and to ensure that all such maintenance shall be in accordance with the regulations and directives of the CAA or other applicable government authority. Lessee shall have all maintenance and repairs performed at repair facilities approved by the CAA;

            (b) to correct promptly any non-compliance with the Approved Maintenance Program revealed at any time by any inspection of Lessor;

            (c) to maintain all Aircraft documentation, including, without limitation, the Manuals and Technical Records, in compliance with CAA regulations and in up-to-date status, (if necessary, through manufacturers' revision service) and to make these available for review and copying by Lessor on reasonable notice at Lessee's principal maintenance base;

            (d) to incorporate into the Aircraft all those Airframe, Engine, and Parts manufacturer and other vendor service bulletins which Lessee plans to adopt during the Term for the Term for the rest of its Lockheed L-1011 aircraft fleet. The Aircraft, with respect to the rest of Lessee's fleet, shall not be discriminated against in service bulletin compliance or other maintenance matters.

      8.5. Parts

            (a) Unless the Airframe or an Engine has suffered a Total Loss, Lessee, at its own cost and expense, will during the Term promptly replace all Parts that may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever and shall replace such Parts as promptly as practicable with replacement Parts. Otherwise, Lessee shall not remove parts from the Aircraft except with the prior written approval of Lessor. All replacement Parts shall be made by the same manufacturer and of the same model number and modification status, or be CAA-approved substitutes normally used by Lessee, shall be free and clear of all Liens except Permitted Liens and shall be in at least as good operating condition as, and shall have a value, utility, and useful life at least equal to, the

Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof.

            (b) All Parts at any time removed from the Airframe or any Engine shall remain the property of Lessor and subject to this Lease, no matter where located, until such time as such Parts shall be replaced by Parts that have been incorporated or installed in or attached to such Airframe or Engine and that meet the requirements for replacement Parts specified in clause (a) of this
Section 8.5. Immediately upon any replacement Part becoming incorporated or installed in or attached to such Airframe or Engine as provided in clause (a) hereof, without further act, (i) title to such replacement Part shall thereupon vest in Lessor; (ii) such replacement Part shall become subject to this Lease and be deemed part of such Airframe or Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe or Engine; and (iii) title to the replaced Part shall thereupon vest in Lessee, free and clear of all rights of Lessor and shall no longer be deemed a Part hereunder.

            (c) Title to all Parts incorporated or installed in or attached or added to the Airframe or any Engine as the result of any alteration, modification or addition effected by Lessee shall, without further act vest in Lessor and become subject to this Lease.

      8.6. Airworthiness Directives.

            (a) During the Term hereof Lessee agrees at its sole cost and expense (except as otherwise stated) to comply with any CAA airworthiness directive, manufacturers' mandatory service bulletin or any other mandatory regulation, directive or instruction ("Airworthiness Directive") which the CAA or other competent regulatory authority may from time to time issue (whether prior to or subsequent to the commencement of the Term) and with respect to which compliance is required during the Term in order to meet the requirements of Applicable Law for the public transport of passengers and/or cargo. All Airworthiness Directives shall be accomplished in accordance with the Approved Maintenance Program.

            (b) Lessor shall hold title to any Parts included in a new system installed on the Aircraft pursuant to an Airworthiness Directive which is required by such Airworthiness Directive to be installed during the Term.

            (c) If Lessee would normally perform the terminating action specified by an Airworthiness Directive, the terms of which permit performance after the end of the Term, prior to the end of the Term on its entire fleet of Lockheed L-1011 aircraft pursuant to its schedule for performing such Airworthiness Directive applicable to its fleet of such aircraft, Lessee shall perform such Airworthiness Directive during the Term in accordance with Section 8.6(a), above.

            (d) If Lessee would not normally perform the terminating action specified by an Airworthiness Directive, the terms of which permit performance after the end of the Term, pursuant to its schedule for performing such Airworthiness Directive applicable to its fleet of Lockheed L-1011 aircraft, but Lessor requests Lessee, in writing, to perform such Airworthiness Directive during the Term, Lessee shall perform such Airworthiness Directive during the Term, provided, however, that Lessee's obligations to perform such Airworthiness Directive pursuant to this Section 8.6(d) shall be subject to availability of the necessary material, labor and facilities to perform such Airworthiness Directive during the Term. The costs of such performance shall be borne solely by Lessor and shall be equal to the sum of material costs and the associated Direct Labor Rate cost of performing such Airworthiness Directive.

            (e) Except as expressly set forth in Section 8.6(d) and Section 8.8, Lessee shall be solely responsible for the expense of complying with each particular Airworthiness Directive.

      8.7. Service Bulletins. Lessee agrees, at its sole cost and expense, to incorporate into the Aircraft, all Lockheed, Rolls-Royce and other vendor service bulletins ("Service Bulletins") which Lessee adopts and incorporates during the Term into its Lockheed L-1011 aircraft fleet.

      8.8. Allocation of Certain Costs. As to any Airworthiness Directive or Service Bulletin requiring compliance during the Term, Lessee shall give notice thereof to Lessor, including the costs expected to be incurred and the maintenance company and shop proposed by Lessee to do the work, which maintenance company and shop and costs shall be subject to Lessor's prior written approval. The cost of compliance therewith shall be divided between Lessee and Lessor as set forth in this Section 8.8. The first $50,000 of cost of compliance with any single Airworthiness Directive or Service Bulletin shall be paid solely by Lessee. Any such cost of compliance with any single Airworthiness Directive or Service Bulletin in excess of $50,000 (the "Excess Amount") shall be allocated between Lessee and Lessor as follows: Lessee shall pay the portion of such Excess Amount as is equal to such Excess Amount times a fraction, the numerator of which fraction is the remaining number of months in the Term (going to the right of the decimal point for any fractional month) and the denominator of which fraction is 60, such computation being made as of the date of the Airworthiness Directive or Service Bulletin; and the remainder of such Excess Amount shall be paid by Lessor; provided, however, that Lessee's total expense for complying with any single Airworthiness Directive or Service Bulletin shall not exceed $150,000. In the event that the total expense to Lessee or Lessor of paying its obligations with respect to any single Airworthiness Directive or Service Bulletin shall exceed $150,000, such party shall have the option of terminating this Lease on the last day for compliance with such Airworthiness Directive of Service Bulletin by giving not less than 30 days written notice thereof to the non-terminating party; provided, however, that such non-terminating party shall have the right to negate such termination of this Lease by undertaking in writing to pay any such excess amount over $150,000.

      8.9. Modification Payments by the Government. In the event that, during the Term, Applicable Law shall provide for the payment to Lessee from a governmental entity (a "Modification Payment") with respect to a modification of the Aircraft, including without limitation, in whole or in part with respect to the retrofitting or replacement of Engines installed on any Lockheed L-1011 aircraft operated by Lessee in order for Lessee to comply with any laws or regulations relating to emissions, noise, or other pollution, environmental or fuel economy standards and requirements, Lessee shall comply with such law or regulation by performing upon the Aircraft such modifications as are required thereby, and only under such circumstances may Lessee retain such Modification Payment. In the event that Lessee is not required by such law or by this Agreement to perform any such modification upon the Aircraft and Lessee has not theretofore given to Lessor its irrevocable written commitment to perform such modification, Lessee shall pay Lessor, within 30 days of Lessee's receipt thereof the Modification Payment.

      8.10. Corrosion Control. Lessee shall carry out such work as may be required for the control or corrosion, including, without limitation, periodic inspections for penetration of fuel tanks, periodic inspections and clean-up under galleys, forward and aft cargo pit areas and lavatories, periodic treatment of all mild and moderate corrosion and correcting of all severe or exfoliated corrosion, all in accordance with the Approved Maintenance Program.

      8.11. Modifications.

            (a) Lessee, at its own expense, shall make such alterations and modifications in and additions to the Airframe or any Engine pursuant to Section
8.6 hereof as may be required to be made from time to time by Applicable Law during the Term regardless upon whom such requirements are, by their terms, nominally imposed, as required by Section 8.6 hereof ("Required Modifications").

            (b) Lessee, at its own expense, may from time to time make such alterations and modifications in and additions to the Airframe or any Engine as Lessee may deem desirable in the proper conduct of its business provided that no such alteration, modification or addition shall diminish, in Lessor's sole judgment, the value or utility of the Aircraft, or impair the condition or airworthiness thereof, below the value, utility, condition and airworthiness thereof prior to such alteration, modification or addition assuming the Aircraft met the requirements of this Lease prior to such alteration, modification or addition. In addition, Lessee may, at any time during the Term remove any Part pursuant to this paragraph, provided that (1) such Part is in addition to, and not in replacement of or substitution for, any part originally incorporated or installed in or attached to the Aircraft at the time of delivery thereof hereunder or any Part in replacement of, or substitution for any such Part, and (2) such Part can be removed from the Aircraft without diminishing or impairing the value, utility, condition or airworthiness required to be maintained by the terms of this Lease which the Aircraft would have had at such time had such alteration, modification or addition not occurred. Notwithstanding the foregoing, Lessee shall not, without Lessor's prior written consent, make any major modifications, alterations or additions, (collectively, "Optional Modifications") to the Aircraft. For the purposes of this section Optional Modifications shall exclude the Required Modifications and modifications or required by the terms of this Lease, but shall include all modifications to the Aircraft with a cost of $100,000 or more. All Optional Modifications shall be accomplished by Lessee at its own expense.

            (c) NOTWITHSTANDING ANY OTHER PROVISION OF THIS LEASE, NO OPTIONAL MODIFICATION SHALL BE MADE WITHOUT LESSOR'S PRIOR WRITTEN CONSENT (WHICH CONSENT MAY BE WITHHELD FOR ANY GOOD FAITH REASON) IF ANY OPTIONAL MODIFICATION HAS THE EFFECT OF DECREASING (AS DETERMINED BY LESSOR IN GOOD FAITH) THE UTILITY OR VALUE OF THE AIRCRAFT OR ADVERSELY AFFECTS ITS AIRWORTHINESS OR USE FOR TRANSPORTING PASSENGERS IN COMMERCIAL SERVICE.

      8.12. Possession. Lessee shall not sublease the Aircraft or otherwise in any manner deliver, relinquish or transfer possession of the Airframe or any Engine to any Person or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe, during the Term, without the prior written consent of Lessor, provided, however, that so long as Lessee shall comply with the provisions of Section 11 hereof Lessee may, without the prior written consent of Lessor:

            (a) enter into an ACMI Lease in the ordinary course of Lessee's business;

            (b) deliver possession of the Airframe or an Engine to the manufacturer thereof for testing or other similar purposes or to any organization for service, repair, maintenance or overhaul work on the Airframe or Engines or for alterations or modifications in or additions to the Airframe or Engines, provided such organization is qualified and duly licensed to perform such work and otherwise to the extent required or permitted by the terms of this Lease;

            (c) subject any Engine to normal interchange or pooling agreements or arrangements, in each case customary in the European airline industry applicable to other similar aircraft and engines operated by Lessee, if any, and entered into by Lessee in the ordinary course of its business with any Certificated Air Carrier, provided that (i) no such agreement or arrangement contemplates or requires the transfer of title to any Engine, and (ii) if Lessor's title to any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be a Total Loss with respect to such Engine and Lessee shall comply with Section 12.2 hereof in respect of such Engine;

            (d) install an Engine on an airframe owned by Lessee provided that following such installation such Engine shall be free and clear of all liens, except (i) Permitted Liens, and (ii) those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety), and (C) those created by the rights of other Certificated Air Carriers under normal interchange or pooling agreements or arrangements customary in the airline industry which do not contemplate, permit or require the transfer of title to such airframe or engines installed thereon;

            (e) install an Engine on an airframe leased to Lessee or purchased by Lessee subject to a conditional sale or other security agreement, provided that (i) such airframe is free and clear of all liens except (A) the rights of the parties to the lease, conditional sale or other security agreement and (B) Liens of the type permitted by clause (d) above, and (ii) such lease, conditional sale or other security agreement effectively provides that such Engine shall not become subject to the Lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe;

            (f) Notwithstanding any transfers of possession of the Airframe or any Engine permitted pursuant to this Section 8.12, Lessee shall at all times during the Term of this Lease remain fully liable and obligated to perform all of the terms of this Lease to the same extent as if such transfer had not occurred.

      8.13. Reports. Lessee shall furnish to Lessor the following reports on a monthly basis: (i) the Hours and Cycles operated by the Airframe as required pursuant to Section 6.6 hereof (including the number of Hours flown for each Cycle); (ii) the Hours and Cycles operated by each of the Engines (noting their location) as required pursuant to Section 6.6 hereof; (iii) scheduled and unscheduled Engine and Parts changes; (iv) monthly aircraft maintenance planning sheet; (v) monthly deferred items carried forward; (vi) damage reports; (vii) a list of those service bulletins, Airworthiness Directives and engineering modifications issued during such month and applicable to the Aircraft, whether or not incorporated on the Aircraft and whether or not compliance therewith is required under the Approved Maintenance Program; (viii) copies of any written communications with the manufacturers with respect to defects or malfunctions of the Aircraft or such other matters; and (ix) C Check, Engine shop visit, APU and landing gear overhaul scheduled dates. In addition, Lessee shall notify Lessor of all accidents, cases of significant theft or vandalism, extended periods of Aircraft grounding for cause, and insured occurrences as practicable.

      8.14. Right to Inspect.

            (a) Lessor and its agents shall have the right to inspect the Aircraft and the maintenance records of Lessee (including as to other aircraft operated by Lessee) at any reasonable time without interrupting Lessee's commercial operation of the Aircraft, upon giving Lessee reasonable notice, to ascertain the condition of the Aircraft and to satisfy Lessor that the Aircraft is being repaired and maintained in accordance with the requirements of this Lease. Lessee shall, at the request of Lessor, provide Lessor with such information concerning the location of the Aircraft as may be necessary to facilitate such inspection and shall permit any duly authorized representative of Lessor to be present during any overhaul or the performance of any major scheduled maintenance check of the Aircraft. The cost of the inspection or survey shall be paid by Lessee if the Aircraft, or any part thereof, is not in the condition required by this Lease but shall otherwise be for the account of Lessor. All repairs which shall be shown by the inspection or survey to be required shall be made at Lessee's expense in accordance with the Approved Maintenance Program. All required repairs shall be performed as soon as practicable thereafter. In the event of a dispute between Lessor and Lessee as to the proper performance by Lessee of the repairs required hereunder, the decision of a publicly-recognized aircraft appraiser selected by Lessor and reasonably acceptable to Lessee of the Airframe, Engine or Part, as the case may be, shall control. The non-prevailing party shall be responsible for payment of all expenses of such appraiser incurred in connection with the rendering of its decision. Lessor shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of not making such inspection.

            (b) Lessee shall make available to Lessor for its review (i) such records as it may have in its possession which Lessor may request in the course of an inspection by Lessor as contemplated by subsection (a), above; (ii) such other written communications with the CAA or other regulatory authority or any manufacturer as it may have in its possession relating to defects or malfunctions of the Aircraft or Parts or any other matters relating to the Aircraft; and (iii) Lessee's most recent CAA-approved operations specifications, including any amendments or additions made thereto.

      8.15. Aircraft Records. Lessee shall maintain all Manuals and Technical Records during the term of this Lease relating to the service, inspection, maintenance, modification, repair and overhaul of the Airframe, Engines and Parts installed therein as required by the CAA and the Approved Maintenance Program which records will at all times be "back to birth" (except as to anything which was part of the Aircraft as of the Delivery Date but for which "back to birth" records were not delivered to Lessee) and be kept current and up-to-date. Aircraft records for life limited Parts shall establish total service, origin and authenticity back to the original manufacturer thereof and shall establish strict compliance with the CAA type data sheet and with the Approved Maintenance Program.

      SECTION 9. RETURN OF AIRCRAFT

      9.1. Return Location. Notices. Costs. Taxes and Fees. The return of the Aircraft at the expiration or earlier termination of this Lease shall be subject to the following provisions:

            (a) At the end of the Term or upon the earlier termination of this Lease pursuant to Section 14 hereof, Lessee shall return the Airframe and Engines to Lessor at a location in the United Kingdom approved in writing by Lessor (the "Return Location"). Concurrently with such return, Lessee shall pay to Lessor an amount, determined in good faith by Lessor, adequate to pay all costs to Lessor (including without limitation crew, fuel and insurance) to ferry the aircraft to Marana, Arizona, U.S.A. (whether or not such location is the actual destination to which Lessor ferries the Aircraft). The Aircraft at the time of its return shall be free and clear of all Liens other than Lessor's Liens. At the time of return of the Aircraft to Lessor, and provided Lessee is in compliance with the terms of this Lease, Lessor and Lessee shall execute an Acceptance Certificate (Return) at the Return Location.

            (b) Lessee and Lessor agree that Lessee shall pay all costs of returning the Aircraft to Lessor including, but not limited to, fuel, oil, crew, inspections, insurance, maintenance, repairs, service and other costs of the Aircraft to the Return Location.

            (c) Lessee shall pay all Taxes and fees, if any, arising out of the return of the Aircraft at the Return Location.

      9.2. Return of Other Engines. In the event at the time the Aircraft is returned to Lessor pursuant to the terms of this Section 9 and an Engine fails to meet the return conditions for such Engine as set forth herein, Lessee may return installed on the Airframe a Rolls-Royce RB211-22B engine not owned by Lessor but meeting all of the standards set forth in this Section 9; any such engine shall be a Replacement Engine, and Lessee shall, at its own expense and concurrently with such return, furnish Lessor with a full warranty bill of sale, in form and substance satisfactory to Lessor, with respect to each such Replacement Engine and shall take such other actions conveying title to the Replacement Engine to Lessor free and clear of all liens other than Lessor's Liens and such additional documents, including an opinion of counsel acceptable to Lessor, as Lessor may request in order that title to such Replacement Engine shall be duly and properly vested in Lessor. Any Replacement Engine shall, at the time it replaces an Engine, have a fair market value at least as great as the Engine it replaces and no such Replacement Engine shall, prior to its installation on the Airframe and the return of the Aircraft to Lessor, have had any disk, module or other Part removed and replaced with a disk, module or other part of lesser value than that it replaced. Upon passage of title to Lessor such Replacement Engine shall be deemed to be an Engine for all purposes hereunder and thereupon Lessor shall transfer to Lessee, without recourse or warranty except a warranty of title excluding Lessor's Liens, all of Lessor's right, title and interest in and to any Engine not installed on the Airframe at the time of the return thereof to Lessor.

      9.3. Condition of Aircraft. The Aircraft at the time of the return to Lessor shall have been maintained and repaired in accordance with the Approved Maintenance Program and this Lease, and shall meet the following requirements:

            (a) Operating Condition. The Aircraft shall be in at least as good operating condition as it was upon completion of the Pre-Certification Work, ordinary wear and tear from normal airline passenger operations excepted. The Aircraft shall be fully qualified for commercial passenger operations under Lessee's operational and Approved Maintenance Programs.

            (b) Cleanliness Standards. The Aircraft shall be clean by commercial airline standards and shall have received an exterior wash and an interior deep cleaning since its last commercial flight.

            (c) Certificate of Airworthiness. The Aircraft shall have, and be in compliance with a current valid Standard Certificate of Airworthiness issued by the CAA without any corrections, repairs, modifications, alterations or overhauls having to be performed by Lessor to meet such standards and rules, and shall comply with the then current provisions of the applicable CAA rules and regulations. If required by Lessor, Lessee shall at Lessee's expense request in the name of Lessor a Certificate of Airworthiness for Export so as to allow Lessor to place the Aircraft on a registry other than that of the United Kingdom, including without limitation the FAA.

            (d) Compliance with Governmental Requirements. The Aircraft shall be in compliance with all Airworthiness Directives affecting the Aircraft and requiring performance during the Term, or as otherwise required under this Lease. In the event Lessee has obtained a waiver or deviation from the CAA from having to comply with any such Airworthiness Directives, Lessee shall, irrespective of such waiver or deviation, fully comply with all such Airworthiness Directives covered by such waiver or deviation prior to the return of the Aircraft to Lessor as if such waiver or deviation did not exist.

            (e) Deferred Maintenance. The Aircraft shall have had because of maintenance concessions (i.e., an exemption to operate beyond the accomplished thereon all outstanding deferred maintenance items. Items deferred normal limits by monitoring) shall be brought up-to-date as if such maintenance concessions or exemptions did not exist. Parts whose time status exceeds the conditions or requirements imposed by this Lease shall be brought into compliance with such conditions or requirements.

            (f) Corrosion Treatment. The Aircraft shall have been maintained by cleaning and treating of all mild corrosion and correcting of all moderate and severe or exfoliated corrosion in accordance with Approved Maintenance Program. All fuel tanks shall be free of leaks.

            (g) Configuration and Condition. The Aircraft shall be returned having the same configuration and in the same or better condition with all Parts installed therein as on the Delivery Date, excepting only Modifications, additions, replacements and substitution of Parts as may have been properly made by Lessee pursuant to Section 8 and as specifically otherwise set forth in this
Section 9.

      9.4. Condition of Airframe. The Airframe at the time of its return to Lessor shall meet the requirements set forth below, all at Lessee's expense, except as otherwise provided herein:

            (a) At the end of the Term, the condition of the Aircraft must allow at least 5 months until the next C Check, including all phases and multiples in accordance with the Approved Maintenance Program. Items deferred because of maintenance concessions (i.e., an exemption to operate beyond the normal limits by monitoring) shall be brought up-to-date as if such maintenance concessions or exemptions did not exist. Components whose time status exceeds the conditions or requirements imposed by this Lease shall be brought into compliance with such conditions or requirements;

            (b) The cockpit shall be clean by normal airline standards. The Aircraft's interior will be replaced or repaired in accordance with the Approved Maintenance Program;

            (c) Lessee shall permanently repair the fuselage, including but not limited to (i) dents, abrasions, and scab patches; and (ii) loose or pulled rivets, impact damage to the Aircraft caused by ground handling equipment or impact damage caused by foreign objects. The exterior of the Airframe shall be clear of all names, logos and other special markings, which markings the Lessee shall remove.

            (d) All life limited time controlled Airframe Parts based on the Approved Maintenance Program (except for the landing gear and APU) shall be serviceable in accordance with CAA standards and have a value, modification status and time since overhaul or replacement equivalent to the Parts installed in the Aircraft when accepted by Lessee for lease hereunder, reasonable wear and tear excepted.

      9.5. APU. Lessee will return the Aircraft's installed APU in good and efficient operating condition in accordance with the Approved Maintenance Program. Immediately prior to the return of the Aircraft the APU shall be inspected, and any operational discrepancies of the APU shall be corrected in accordance with the Approved Maintenance Program at Lessee's expense prior to the return of the Aircraft to Lessor.

      9.6. Engine Condition. Upon return of the Aircraft there shall be installed on the Aircraft three Rolls Royce RB211-22B Engines. Each Engine shall meet both the Engine manufacturer specifications and the Approved Maintenance Program parameters for acceptable exhaust gas temperature margin, engine pressure ratio maximum rated thrust and fuel flow at maximum certificated rated thrust.

      9.7. Borescope Inspection. A full videotaped borescope inspection on all Engine and APU sections in accordance with manufacturer's specification shall be performed in the presence of a representative of Lessor at Lessee's expense at the time of the Aircraft's return, but prior to any parking pursuant to Section 9.17, and Lessee shall provide evidence satisfactory to Lessor that no discrepancies exist beyond the applicable shop repair limits of the manufacturer of the Engines including no abnormal repetitive inspection limits.

      9.8. Inspection.

            (a) Lessor may, from time to time, wish to make the Aircraft available for inspection to Persons evaluating the Aircraft for use after the Term provided always that such inspection does not interfere with Lessee's commercial operation of the Aircraft. Lessor agrees to give Lessee not less than 3 Business Days' advance notice of any such inspection and Lessee agrees to cooperate with Lessor's requests in making the Aircraft and the Manuals and Technical Records available to such Persons.

            (b) The Aircraft (including the Manuals and Technical Records to be returned therewith as set forth in this Section 9) shall be made available to Lessor for ground inspection by Lessor at Lessee's facilities where the C Check required by Section 9.4(a) is being performed, while such C Check is being performed. During the C Check required by Section 9.4(a), while Lessee has removed the Aircraft from service and opened the areas of the Aircraft needed to perform such C Check, Lessee shall allow Lessor to accomplish its inspection in order to determine that the Aircraft (including the Manuals and Technical Records) is in the condition required by the provisions of this Section 9. Lessee at its sole cost and expense shall promptly correct any discrepancies from the condition required by the provisions of this Section 9.

      9.9. Operational Ground Check. Promptly after completion of any corrections required under Section 9.8, Lessee shall conduct an operational ground check in accordance with the requirements of the Approved Maintenance Program and shall correct any discrepancies disclosed by such check.

      9.10. Operational Check Flight. Promptly after completion of all corrections required under Sections 9.8 and 9.9 above, the Aircraft shall be check flown by Lessee at its expense, using qualified flight personnel demonstrating to Lessor the satisfactory operation of the Aircraft and its equipment and systems. Lessor's employees or representatives may participate in such flight as observers. Such flight shall be flown using standard air carrier operational check flight procedures requested by Lessor's representative and be sufficient to demonstrate the proper operation of all systems for normal passenger use. Upon completion of such operational check flight, the representatives of Lessee and Lessor participating in such flight shall agree in writing upon any discrepancies in such Aircraft required to be corrected by Lessee in order to comply with provisions of this Section 9 and Lessee shall promptly correct or cause to be corrected at Lessee's expense any such discrepancies. If any of the discrepancies referred to in Sections 9.8 and 9.9 or 9.10 continue to persist, Lessor may (but shall not be obligated to) accept delivery of the Aircraft and apply the procedure set forth in Section 9.12 for such discrepancies.

      9.11. Acceptance. Upon completion of the operational check flight specified in Section 9.10, after Lessee has corrected the discrepancies as specified therein and after Lessee has delivered the Aircraft to the Return Location and the Aircraft is in the condition required by this Section 9, the Aircraft shall be technically accepted by Lessor's representatives at the Return Location and Lessor's representative shall thereupon execute the Acceptance Certificate (Return).

      9.12. Deferred Return Condition Discrepancy Correction. If, notwithstanding Lessee's best efforts to fully comply with the provisions of
Section 9 hereof, any return condition discrepancies are found during the ground inspection, operational ground check and operational check flight set forth in Sections 9.8, 9.9 and 9.10 above, which were not corrected by Lessee prior to return of the Aircraft to Lessor, at the election of Lessor such discrepancies may be corrected by Lessor or its designee after return of the Aircraft and Lessee shall reimburse Lessor for all costs and expenses incurred by Lessor or its designee for accomplishing such discrepancy corrections or, in the alternative, Lessor may reasonably determine the cost of performing such maintenance and repairs and in either event Lessee shall, upon receipt of Lessor's invoice, pay Lessor for all such costs and expenses. Any late payments shall be subject to interest at the Overdue Rate.

      9.13. Costs. All flights pursuant to Sections 9.10 shall be made at Lessee's expense and Lessee shall pay for any and all costs associated with such flights including, but not limited to, costs for crew, fuel, oil, airport fees, insurance, takeoff/landing fees, airway communication fees, and ground handling fees. At the option of Lessor, Lessee's obligations under this Lease, including but not limited to Lessee's obligations under Sections 11 and 15 hereof and its obligation to pay Basic

Rent shall remain in effect until the execution of the Acceptance Certificate (Return).

      9.14. Manuals and Technical Records. Lessee at its sole cost and expense shall return to Lessor, at the time the Aircraft is returned to Lessor, all of the Manuals and Technical Records and other data described in Exhibit B hereto, originally received from Lessor, and subject to CAA retention time limits, updated and maintained by Lessee through the date of return of the Aircraft. In addition, Lessee shall also provide Lessor, at the time the Aircraft is returned to Lessor, all records, documents, manuals, authorizations, drawings and data in English (or with English translations thereof) which were developed or caused to be developed by Lessee and required by the CAA or any other regulatory entity having authority over the Aircraft, updated and maintained by Lessee for the Aircraft and through the date of return of the Aircraft in an accurate and correct condition. At the time of return of the Manuals and Technical Records for the Aircraft and the other documents required to be delivered by Lessee pursuant to this Section 9.14 to Lessor and provided such documents are in the condition they are required to be in hereunder, Lessee and Lessor shall execute the Acceptance Certificate (Return).

      9.15. Lessee's Special Exterior Markings. At the time of the return of the Aircraft, Lessee shall, at Lessor's election, remove and paint over all of Lessee's logos and other exterior markings painted on the Aircraft by Lessee, all in good and workmanlike manner. In the event that, notwithstanding Lessee's obligation to do so, Lessee does not remove such markings, Lessor shall have no obligation to remove such markings prior to the sale, lease, or other disposition of the Aircraft by Lessor after its return.

      9.16. Ownership. Any documents, equipment and any other property returned to Lessor pursuant to this Section 9 which are not already owned by Lessor shall thereupon and without further act become the property of Lessor.

      9.17. Parking of Aircraft Upon Return. Upon the written request of Lessor given at least 15 Business Days prior to the end of the Term, Lessee, at Lessee's expense shall provide parking facilities for the Aircraft at the Return Location or at such other location as Lessor shall designate, for a period not to exceed 30 days. During the period referred to in the preceding sentence, Lessee shall continue to bear the risk of loss of the Aircraft and shall pay all maintenance costs, ground insurance costs, and other costs with respect to the Aircraft.

      9.18. Lease Continues. In the event, for any cause, Lessee does not return the Aircraft to Lessor on the last Business Day of the Term or earlier termination of the Lease in the condition required hereunder, then all of the obligations of Lessee under this Lease shall continue and such continued use shall not be considered a renewal of the Term of this Lease or a waiver of any right of Lessor hereunder. During such continued use, Rent shall continue to be paid by Lessee to Lessor and the other performance and obligations of Lessee to Lessor shall continue hereunder and the same shall be prorated at the rate of one thirtieth (1/30) of 125% of the monthly installment of Basic Rent for each day until the Aircraft is actually delivered to Lessor, and all other terms and conditions of this Lease shall remain in full force and effect. Payment shall be made upon presentation of Lessor's invoice and any failure to pay shall constitute an Event of Default of Lessee.

      SECTION 10. TITLE, REGISTRATION, LIENS.

      10.1. Title. Lessee acknowledges that legal title to the Aircraft shall remain vested in Lessor, notwithstanding the possession and use thereof by Lessee, and Lessee shall do all acts and things Lessor may reasonably require to evidence the interest of Lessor in the Aircraft or to protect such interest against the claims of any other person. Lessee shall not attempt to hold itself out as having any power to sell or dispose of the Aircraft or any Engine.

      10.2. Registration. The Aircraft shall be registered with the FAA in the name of Lessor as owner on the Delivery Date. At the sole cost of Lessee, Lessee shall cause the re-registration of the Aircraft with the CAA in the name of Lessor as owner, and Lessor shall sign such documents as may be necessary and appropriate in connection with such re-registration. Lessee acknowledges that, throughout the Term, the Aircraft shall be registered on the U.K. Civil Aircraft Register and Lessor shall be stated on such Register to be lessor and Lessee shall not do, and shall further use its best endeavors to ensure that no third party does, any act or things which might prejudice or cancel such registration.

      10.3. Liens. Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Airframe or any Engine other than Permitted Liens. Lessee shall promptly, at its own expense, take such action as may be necessary to duly discharge any Lien other than a Permitted Lien if the same shall arise at any time, which obligations of the Lessee shall survive the termination of this Lease.

      10.4. Notice of Ownership. Within 10 Business Days after the Delivery Date, Lessee shall (i) remove from the Aircraft all notices of the ownership interest of any prior owner or mortgagee of the Aircraft and (ii) affix in a reasonably prominent position on the flight deck or cockpit, and on each of the Engines, a legible notice supplied by Lessor reading as follows:

            "Investors Asset Holding Corp., as Trustee,
            Owner and Lessor

            Leased to Classic Airways, Ltd.
            Lessee"

      Once affixed as aforesaid, such notice shall not be defaced, covered or removed during the Term, unless Lessor instructs Lessee to change such notice. Lessee shall not allow the name of any person other than Lessor or any assignee of Lessor's interest hereunder to be placed on the Airframe or any Engine as a designation that might be interpreted as a claim of ownership or any interest therein, provided, however, that Lessee may operate the Aircraft in its livery, including its name and logo.

      SECTION 11. INSURANCE.

      On or before the Delivery Date and throughout the Term, Lessee shall without cost or expense to Lessor obtain, maintain and keep in full force and effect the following insurance with respect to the Aircraft, carried with responsible insurers acceptable to Lessor of recognized and good reputation in the aviation industry.

      11.1. All-Risk Insurance. "All-risk" hull, ground and flight insurance on the Aircraft (with flight, taxiing and ingestion coverage) in an amount not less than the Stipulated Loss Value with any deductible amount being subject to Lessor's prior written approval. In addition, Lessor may request such greater amounts of coverage as Lessor may determine necessary or desirable from time to time (and for which Lessor shall reimburse Lessee for its cost of increased premium, if any, for such greater amounts of insurance). Such hull insurance shall cover Engines or engines and Parts temporarily removed from the Airframe pending installation of the same or similar Engines, engines or Parts on the Airframe in an aggregate amount not less than their replacement cost.

      11.2. War Risk Insurance. War risk and allied perils insurance on the Aircraft in an amount not less than the Stipulated Loss Value covering the perils of:

            (a) war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, martial law, military or usurped power, or attempts at usurpation of power;

            (b) strikes, riots, civil commotions or labor disturbances;

            (c) any act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss or damage therefrom is accidental or intentional;

            (d) any malicious act or act of sabotage;

            (e) confiscation, nationalization, seizure, restraint, detention, appropriation, requisition of title or use by or under the order of any government (whether civil, military or de facto) or public or local authority other than the government or any public or local authority of the country of registration; and

            (f) hijacking or any unlawful seizure or wrongful seizure or wrongful exercise of control of the Aircraft or crew in flight (including any attempt at such seizure or control) made by any person or persons on board the Aircraft acting without the consent of Lessee.

      11.3. Liability Insurance. Public liability insurance for a combined single limit of not less than $500,000,000 per occurrence or such greater amounts as Lessee may carry from time to time on other aircraft in its fleet similar to the Aircraft, which shall:

            (a) include public liability insurance, passenger liability insurance and property damage liability insurance; and

            (b) provide that all the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each such insured.

      In the event that Lessee increases its public liability insurance coverage, it shall do so with respect to the Aircraft contemporaneously with increasing its insurance coverage on other aircraft similar to the Aircraft which it owns or operates.

      11.4. Additional Requirements: Loss Payment. The insurance required under this Section 11 shall be provided on an agreed value basis, and the policies shall:

            (a) name Lessor, and any assignee of its interests hereunder as additional insured and (with respect to Lessor) as sole loss payee for up to the Stipulated Loss Value for total loss of the Aircraft;

            (b) provide that the insurance shall not be invalidated by any action or inaction by Lessee and insure the interest of Lessor regardless of any breach or violation by Lessee or any other named insured of any warranty, declaration or condition contained in such policies;

            (c) provide that in the event of separate insurance being arranged to cover the all-risk hull insurance and the war risk and allied perils insurance, the underwriters subscribing to such insurance agree to a 50/50 claim funding arrangement in the event of any dispute as to which insurance is applicable;

            (d) with respect to the liability coverage required hereunder, be primary and without right of contribution from other insurance which may be available to Lessor;

            (e) extend to, and the underwriters thereof have agreed to insure, the indemnification provided in Section 15.1 hereof to the extent of the insurance;

            (f) be of the type usually carried by corporations engaged in the same or a similar business, similarly situated with Lessee and owning and operating similar aircraft and engines, and covering risks of the kind customarily insured against by such corporations;

            (g) provide that Lessor shall have no liability for premiums, commissions, calls or assessments with respect to such policies; and

            (h) provide in the case of the insurance required by Sections 11.1 and 11.2 hereof that, so long as the insurers shall not have received written notice that an Event of Default has occurred and is continuing, any proceeds of less than $250,000 shall be payable to Lessee; and any proceeds in excess of $250,000, and any and all proceeds in respect of a Total Loss, or if the insurers shall have received written notice that an Event of Default has occurred and is continuing, any single loss regardless of the amount, shall be payable to Lessor.

      11.5. No Set-off. Each insurance policy to be maintained under this
Section 11 shall contain a waiver of any right of the insurers to any set-off or counterclaim or any other deduction against Lessee or Lessor.

      11.6. Notice of Material Alteration or Cancellation. No cancellation or lapse of coverage for nonpayment of premium or otherwise, and no substantial change of coverage which adversely affects Lessor shall be effective as to Lessor until not less than 30 days (7 days in the case of war risk policies, subject to exceptions uniformly applied in war risk policies then available commercially) after sending written notice to Lessor from the insurers (or Lessee's insurance broker) of such cancellation, lapse or change.

      11.7. Application of Hull Insurance Proceeds. As between Lessor and Lessee, any payments received under policies of insurance required to be maintained by Lessee pursuant to Sections 11.1 or 11.2, shall be applied as follows:

            (a) if such payments are received by Lessor with respect to loss or damage (including a Total Loss with respect to an Engine) not constituting a Total Loss with respect to the Airframe such payments shall be paid over to Lessee upon Lessee's performance of its repair or replacement obligations under this Lease pursuant to Section 12.3 hereof; and

            (b) if such payments are received with respect to a Total Loss with respect to the Airframe, so much of such payments as shall not exceed the amount required to be paid by Lessee pursuant to Section 12.1 hereof shall be applied in reduction of Lessee's obligation to pay such amount if not already paid by Lessee, and to reimburse Lessee if it shall have paid all or part of such amount, and the balance, if any, of such payments shall be paid over to or retained by Lessor.

      11.8. Insurance for Own Account. Nothing in this Section 11 shall prohibit Lessor or Lessee from obtaining insurance for its own account and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto, provided that no such insurance may be obtained which would limit or otherwise adversely affect the coverage or payment of any insurance required to be obtained or maintained pursuant to this Section 11.

      11.9. Reports. Lessee shall furnish to Lessor not later than the Delivery Date a report signed by a firm of aircraft insurance brokers reasonably satisfactory to Lessor an undertaking of such firm in substantially the form of Exhibit E hereto. Lessee shall during the Term furnish to Lessor evidence of renewal of the insurance policies required pursuant to this Section 11 prior to the cancellation, lapse or expiration of such insurance policies and, on the renewal dates of the insurance policies carried by Lessee pursuant to this
Section 11, a report similar to that required by the preceding sentence.

      11.10. Continuing Insurance. Lessee's insurance coverage shall cover all liabilities from an occurrence which arises during the Term, regardless of the date on which any claim is made with respect to such occurrence and Lessee at Lessor's request shall provide evidence of the existence of such insurance following the expiration or earlier termination of this Lease. Lessee shall in any event be responsible for any and all liabilities to which Lessor may be exposed as a result of Lessee's lease, use, possession, or operation of the Aircraft.

      SECTION 12. LOSS. DAMAGE OR REQUISITION.

      12.1. Total Loss of Airframe.

            (a) Upon the occurrence of a Total Loss with respect to the Airframe during the Term, Lessee shall give Lessor immediate written notice of such Total Loss. Lessee shall pay or cause to be paid to Lessor in immediately available funds on the earlier of 60 days following the Total Loss or the date hull insurance proceeds are received with respect to such Total Loss, an amount equal to (i) the Basic Rent, if any, due and payable on or before such payment date, plus (ii) all unpaid Supplemental Rent due on or before such payment date, (including the Stipulated Loss Value for the Aircraft) plus (iii) an amount equal to the daily equivalent of Basic Rent for each day during the period commencing the day after the last Rent Payment Date up to and including such payment date. Upon its receipt of the foregoing amounts, Lessor shall promptly remit to Lessee all Reserves then held by it.

            (b) In the event of a payment in full of the Stipulated Loss Value for the Aircraft and other Rent payable as provided above, (i) this Lease and the obligations of Lessee to pay Basic Rent and Supplemental Rent (except for Supplemental Rent obligations surviving pursuant to Section 15 hereof or which have otherwise accrued but not been paid as of the date of such payment and the insurance to be provided pursuant to Section 11.10) shall terminate; and (ii) Lessor shall convey to Lessee all of Lessor's right, title and interest, as-is, where-is without recourse or warranty, express or implied, except to warrant that it is free and clear of liens placed thereon by Lessor, in and to the Airframe and Engines.

            (c) In the event Lessee has itself paid the amounts specified in
Section 12.1(a)(i), (ii) and (iii) above and Lessor thereafter receives the hull insurance policy proceeds with respect to the Total Loss in question, Lessor shall promptly remit such proceeds to Lessee.

      12.2. Total Loss of Engine.

            (a) Upon the occurrence during the Term of a Total Loss with respect to an Engine whether or not installed on the Airframe and not involving a Total Loss with respect to the Airframe, Lessee shall give Lessor written notice thereof within 10 Business Days of such loss and shall within 60 days of the occurrences of such Total Loss and on at least 5 days' prior written notice to Lessor substitute a Replacement Engine for such Engine, provided, however, under all circumstances a Replacement Engine shall be substituted on or before the expiration of the Term. In such event, immediately upon the effectiveness of such substitution on the date set forth in such notice and without further act,

            (i) title to the Replacement Engine shall thereupon vest in Lessor (subject only to Permitted Liens),

            (ii) title to the replaced engine shall thereupon vest in Lessee, in as-is, where-is condition, free and clear of all rights of Lessor and shall no longer be deemed an Engine hereunder, and

            (iii) such Replacement Engine shall become subject to this Lease and be deemed part of the Aircraft for all purposes hereof to the same extent as the Engine originally installed on or attached to the Airframe.

            (b) Upon such substitution, Lessee shall execute and deliver to Lessor such bills of sale, opinions of counsel and other documents and instruments as Lessor shall reasonably request, in form and substance acceptable to Lessor, to evidence the interest of Lessor and conveyance to Lessor of good and marketable title to such Replacement Engine. Upon such substitution, (i) Lessor shall execute and deliver to Lessee such bills of sale and other documents and instruments, prepared at Lessee's expense, as Lessee shall reasonably request to evidence such transfer and vesting of title in and to the replaced Engine in Lessee, free and clear of all rights of Lessor and (ii) Lessee shall receive all insurance proceeds and proceeds in respect of any Total Loss causing such replacement to the extent not previously applied to the purchase price of the Replacement Engine as provided in Section 12.3 hereof. No Total Loss with respect to an Engine under the circumstances contemplated by this Section 12.2 shall result in any reduction of Lessee's obligations to pay Rent hereunder.

      12.3. Repairable Damage: Use of Insurance Proceeds. In the event of repairable damage to the Aircraft or any of the Engines, or any Engine loss (when no Total Loss of the Aircraft has occurred), Lessor shall forthwith either pay any insurance proceeds received by it to Lessee upon Lessee's furnishing evidence to Lessor that such damage has been made good or repaired such that the condition of the Aircraft shall be at least equivalent to its condition, assuming compliance with the provisions of this Lease, immediately prior to the event of damage or, in the case of an Engine loss, evidence that Lessee has purchased or otherwise acquired and installed a Replacement Engine. All damage to the Aircraft shall be documented and any repair to the Aircraft shall be documented and accomplished pursuant to the applicable manufacturer's structural repair manual instructions and (where applicable) the Approved Maintenance Program. Such repairs shall be permanent. Repairs to the skin of the Aircraft shall be flush and not merely patched, unless otherwise specified in the Airframe manufacturer structural repair manual. Lessee shall notify Lessor of any repair to the structure or skin of the Aircraft or any other repair costing in excess of One Hundred Thousand Dollars ($100,000) promptly after its being made (but in any event no later than fifteen (15) calendar days thereafter); provided, however, that Lessor shall have no liability to Lessee or third parties with regard to such repair or the quality thereof and Lessee shall indemnify and hold Lessor harmless with regard thereto. All technical and engineering data, calculations, drawings, and documentation covering major repairs shall become a permanent part of the Aircraft documents.

      12.4. Payment from Governmental Authorities for Requisition of Title or
Use: Requisition. In the event of a requisition for use by any government, so long as it does not constitute a Total Loss of the Airframe, Lessee shall promptly notify Lessor of such requisition and all Lessee's obligations under this Lease shall continue to the same extent as if such requisition had not occurred; including, without limitation, that Lessee's obligations for the payment of Rent and its obligations under Section 11 hereof shall in no way be affected, reduced or delayed by such requisition. In the circumstances described in the preceding sentence, any payments received by Lessor or Lessee from such government with respect to such requisition shall be paid over to or retained by, Lessee. In the event of the requisition for use by a government of any Engine (but not the Airframe), Lessee shall replace such Engine hereunder by complying with the terms of Section 12.2 hereof to the same extent as if a Total Loss had occurred with respect to such Engine. Any payments received by Lessor or Lessee from such government with respect to such requisition shall be paid over to, or retained by, Lessor until Lessee's replacement of such Engine pursuant to Section 12.2 hereof, at which point it shall be paid over to Lessee.

      12.5. Application of Payments During Existence of Event of Default. Any amount referred to in Sections 11 or 12 hereof which is payable to Lessee shall not be paid to Lessee, or, if it has been previously paid directly to Lessee, shall not be retained by Lessee, if at the time of such payment an Event of Default shall have occurred and be continuing, but shall be paid to and held by Lessor as security for the obligations of Lessee under this Lease.

      12.6. Risk of Loss. The Lessee will bear the entire risk of destruction, loss, theft, requisition of title, or use, confiscation, taking or damage of or to the Aircraft from any cause during he period commencing when the Acceptance Certificate (Delivery) is executed and delivered by Lessee and ending when the Acceptance Certificate (Return) is executed and delivered by Lessor.

      SECTION 13. EVENT OF DEFAULT.

      Each of the following events shall be an Event of Default:

      13.1. Failure to Make Payments. If Lessee shall fail to make any payment of Rent when due within three Business Days following written notice from Lessor of its failure to pay such Rent;

      13.2. Failure to Obtain or Maintain Insurance. If Lessee fails to obtain or maintain any insurance required by Section 11 of this Lease or operates or locates or permits operation or location of the Airframe in violation of Section 8.2(a) hereof;

      13.3. Failure to Perform Other Obligations. If Lessee fails to duly observe or perform any of its other obligations or agreements under any Lease Document and such failure shall not have been remedied within a period of 20 days (5 days with respect to Lessee's agreement in Section 10.3 of this Lease) after written notice specifying the same from Lessor;

      13.4. Representations and Warranties Untrue. If any representation or warranty made by Lessee in any Operative Document or in any document or certificate furnished to Lessor in connection therewith shall prove to be untrue in any material respect when made;

      13.5. Cross-Default. If any default shall have occurred and be continuing after the giving of any applicable notice and the expiration of any applicable cure period under any other lease between Lessee, as lessee, and Lessor, Equis Financial Group, or any subsidiary or affiliate of Equis Financial Group (including without limitation any such entity acting in a trustee capacity or as the general partner of a partnership), as lessor;

      13.6. Guaranty Default. If any guarantor of Lessee's obligations under this Lease is in default of its obligations under its guaranty.

      13.7. Other Defaults. If Lessee shall fail to make any payment in excess of $250,000 of indebtedness (other than Rent payable hereunder) for money borrowed or indebtedness wider any capitalized lease or other purchase money obligation or shall fail to perform the terms of any agreement relating to such indebtedness and such default shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, therein specified, or any such indebtedness shall be accelerated or declared due and payable prior to the stated maturity thereof.

      13.8. Insolvency or Bankruptcy

            (a) If any action is taken by any person to appoint, an administrator, administrative receiver, assignee, custodian, sequestrator, trustee or liquidator (or other similar official) of Lessee or the taking possession by any such person of a substantial part of the property of any of them, or Lessee shall fail to pay its debts generally as they come due, or shall admit in writing its inability to pay its debts as they become due, or shall make a general assignment for the benefit of its creditors, or Lessee shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under the bankruptcy laws of the United Kingdom, as now or hereafter constituted or any other applicable bankruptcy, insolvency or other similar laws or shall consent to the entry of an order for relief in an involuntary case under any such law or Lessee shall file an answer admitting the material allegations of a petition filed against Lessee in any such proceedings or otherwise seek relief under the provisions of any now existing or future bankruptcy, insolvency or other similar laws providing for the reorganization or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors.

            (b) If an order, judgment or decree shall be entered in any proceedings by any court of competent jurisdiction appointing, without the consent of Lessee, a receiver, trustee or liquidator of Lessee, or of any substantial part of its property, or any substantial part of the property of Lessee shall be sequestered, and any such order, judgment or decree or appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 60 days after the date of entry thereof;

            (c) If a petition against Lessee in a proceeding or case under the bankruptcy laws or other insolvency laws shall be filed and shall not be withdrawn or dismissed within 60 days thereafter, or, in case the approval of such petition by a court of competent jurisdiction is required, the petition as filed or amended shall be approved by such a court as properly filed and such approval shall not be withdrawn or the proceeding dismissed within 60 days thereafter, or a decree or order for relief in respect of Lessee shall be entered by a court of competent jurisdiction in an involuntary case under the bankruptcy laws of the United Kingdom, as now or hereafter constituted, or any other applicable bankruptcy, insolvency or other similar laws, as now or hereafter constituted and such decree or order shall remain unstayed in effect for a period of 60 days, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to Lessee any court of competent jurisdiction shall assume jurisdiction, custody or control of Lessee or of any substantial part of their property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 60 days.

      13.9. Loss of License. Lessee or a Permitted Sublessee shall cease to be a Certificated Air Carrier.

      SECTION 14. REMEDIES.

      Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare this Lease to be in default; and at any time thereafter, Lessor may do, and Lessee shall comply with, any one or more of the following with respect to all or any part of the Aircraft, as Lessor in its sole discretion shall elect:

            (a) Cause Lessee, upon the written demand of Lessor and at Lessee's expense, to, and Lessee shall, promptly return the Aircraft to Lessor at such location in the continental United States of America selected by Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Section 9 hereof as if such Airframe or such Engines were being returned at the end of the Term; or Lessor, at its option, may enter upon the premises where the Airframe or any or all Engines are located or believed to be located and take immediate possession of and remove such Airframe or Engines without the necessity for first instituting proceedings, or by summary proceedings or otherwise, and Lessee shall comply therewith, all without liability to Lessor for or by reason of such entry or taking possession, whether for the restoration of damage to property caused by such taking or otherwise;

            (b) Sell or otherwise dispose of the Aircraft at a commercially reasonable market price, at public or private sale and with or without notice to Lessee or advertisement, as Lessor may determine or hold, use, operate, lease to others or keep idle all or any part of the Airframe or any Engine as Lessor, in its sole discretion, may determine, in any such case free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto except to the extent required by paragraph (d) below in the event Lessor elects to exercise its rights under said paragraph in lieu of its rights under paragraph (c) below;

            (c) Whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a) or paragraph (b) above with respect to the Aircraft, Lessor, by written notice to Lessee specifying a payment date may cause Lessee to pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty, any installment of Basic Rent and any payment for Reserves with respect to the Aircraft due on or before such payment date plus an amount equal to all amounts of Basic Rent to be paid during the balance of the Term, together with interest at the Overdue Rate on such amount from such payment date specified pursuant to this paragraph (c) to the date such amount is actually received by Lessor in cash;

            (d) In the event Lessor, pursuant to paragraph (b) above, shall have sold the Aircraft, Lessor, in lieu of exercising its rights under paragraph (c) above with respect to the Aircraft, may, if it shall so elect, cause Lessee to pay Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent for the Aircraft due after the date on which such sale occurs but in addition to any installment of Basic Rent for this Aircraft due on or up to the date on which such sale occurs), the amount of any deficiency of the net proceeds of such sale below the Stipulated Loss Value of the Aircraft, determined as of the date of such sale, together with interest at the Overdue Rate on the amount of such deficiency from the date as of which such Stipulated Loss Value is determined to the date such amount is actually received by Lessor in cash; or

            (e) Rescind this Lease as to the Aircraft or exercise any other right or remedy which may be available under Applicable Law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof. In addition, Lessee shall be liable for any and all Supplemental Rent due hereunder before or after any termination hereof, including all costs and expenses (including reasonable attorneys' fees and disbursements) incurred by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto including all costs and expenses incurred in connection with the return of the Airframe or any Engine in accordance with the terms of Section 9 hereof or any appraisal of the Aircraft. No remedy referred to in this Section 14 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity, including, without limitation, those remedies set forth in Article 2A-523(1) of the Uniform Commercial Code; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all such other remedies. No express or implied waiver by Lessor of any Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

      SECTION 15. INDEMNITIES.

      15.1. General Indemnification and Waiver of Certain Claims.

            (a) For the purposes of this Lease, "Claims" shall mean any and all liabilities (including strict or absolute liability and costs, actions or suits and all legal proceedings whether civil or criminal, fines and other sanctions, which may be imposed on, incurred by, suffered by, or asserted against Lessor its successors and assigns and the officers, directors, agents, partners and employees of Lessor, its successors and assigns, and in addition if Lessor is a trustee under any trust, the beneficiaries of any such trust and its or their officers, directors, agents, partners and employees, their successors and assigns (individually, an "Indemnified Person" for purposes of this Section 15.1) and, except as otherwise expressly provided in this Section 15.1, shall include all reasonable costs, disbursements and expenses (including attorneys' fees and expenses) of an Indemnified Person in connection therewith or related thereto.

            (b) Lessee agrees to indemnify, defend and hold harmless each Indemnified Person against Claims resulting from, arising out of, or related to:

            (i) the operation, possession, use, non-use, maintenance, storage, overhaul, testing or disposition of the Aircraft, Airframe or any Engine, or any engine used in connection with the Airframe, or any Part or part thereof by Lessee or any other Person whatsoever, whether or not such operation, possession, use, non-use, maintenance, storage, overhaul or testing is in compliance with the terms of the Lease, including, without limitation, Claims for death, personal injury or property damage or other loss or harm to any Person whatsoever, including, without limitation, any passengers, shippers or other persons wherever located, and Claims relating to any laws, rules or regulations, including, without limitation, environmental control, noise and pollution laws, rules or regulations;

            (ii) the sale, purchase, acceptance, rejection, delivery, condition, repair, modification, servicing, rebuilding, airworthiness, performance, nondelivery, sublease, merchantability, fitness for use, substitution or replacement of the Airframe, an Engine or part under the Lease, or other transfer of use or possession of the Aircraft, Airframe, Engine or Part, and registration of the Aircraft, Airframe or any Engine, including, without limitation, latent and other defects, whether or not discoverable; and

            (iii) any breach of or failure to perform or observe, or any other non-compliance with, any covenant or agreement to be performed, or other obligation of Lessee under any Lease Document.

            (c) An Indemnified Person shall notify Lessee of any Claim as to which indemnification is sought. Lessee shall have the right to investigate and the right to defend, and with the prior written consent of such Indemnified Party, such consent not to be unreasonably withheld, compromise any Claim for which indemnification is sought under this Section 15.1, and the Indemnified Person shall cooperate with all reasonable requests of Lessee in connection therewith; provided that at such time no Event of Default shall have occurred and be continuing. In discharging its obligations, under this Section 15.1 Lessee agrees to utilize counsel reasonably acceptable to such Indemnified Person. An Indemnified Person may participate at its own expense in any judicial proceeding controlled by Lessee pursuant to the preceding provisions, and such participation shall not constitute a waiver of the indemnification provided in this Section 15.1. Nothing contained in this Section 15.1(c) shall be deemed to require an Indemnified Person to contest any Claim or to assume responsibility for or control of any judicial proceeding with respect thereto.

            (d) In the event Lessee is required to indemnify any Indemnified Person under this Section 15.1, Lessee shall pay to such Indemnified Person an amount which, after deduction of all taxes actually required to be paid by such Indemnified Person in respect of the receipt of such amount under the Applicable Laws of any government or taxing jurisdiction, shall be equal to the amount of the indemnification required.

            (e) Lessee hereby waives and releases any Claim now or hereafter existing against any Indemnified Person arising out of death or personal injury to personnel of the Lessee, loss or damage to property of Lessee, or the loss of use of any property of Lessee, which may result from or arise out of the condition, use or operation of the Aircraft during the Term, including without limitation any latent or patent defect whether or not discoverable unless caused by the negligence or willful misconduct of Lessor, its employees or agents or on the part of any Indemnified Person.

            (f) The general indemnification provisions of this Section 15.1 are not intended to waive or supersede any specific provisions of this Lease to the extent such provisions apply to any Claim.

      15.2. Taxes and Other Charges.

            (a) Lessee shall pay, indemnify and hold Lessor harmless from all Taxes which relate to the leasing of the Aircraft pursuant hereto which may be levied or assessed against, or imposed on Lessor, the Aircraft or any Part or part thereof upon or with respect to or as a result of (i) the interest of Lessee or Lessor in the Aircraft, (ii) any Rent, (iii) this Lease or the interest of Lessee or Lessor hereunder, (iv) the manufacture, purchase, delivery, leasing, operation, return, possession, use, occupancy, installation, construction, maintenance, repair, renewal or modification of the Aircraft, the Airframe, the Engines, the Parts or any part of any of the foregoing, (v) receipts from the Aircraft, or (vi) the earnings arising from the possession, use or occupancy thereof. Without limitation of the foregoing, Lessee shall also pay and discharge, as and when due and payable without penalty, all Taxes which may be levied or assessed against or payable by Lessee or Lessor on account of the ownership, leasing, or use of the Aircraft. Notwithstanding the foregoing provisions of this Section 15.2(a), Lessee shall not be required to pay any Tax levied or based on Lessor's net income, profits or gains and imposed on Lessor by any taxing jurisdiction in which Lessor is subject to such tax solely by reason of activities unrelated to the acquisition, ownership, financing, installation, construction, leasing or use of the Aircraft unless any such Tax or a portion thereof is imposed or levied upon or assessed against Lessor in substitution for or in place of any other Tax required to be paid by Lessee pursuant to this Section 15.2.

            (b) Lessee shall furnish to Lessor, upon Lessor's written request, proof of the payment of any such Tax which is payable by Lessee pursuant to
Section 15.2(a).

            (c) Whenever the term "Lessor" is used in this Section 15.2, such term shall include every Indemnified Person, Lessor, its successors, transferees, assigns and partners, and if any Lessor is a trust, the beneficiary and the owner of such trust and the partners of each such beneficiary and owner. In addition, the indemnities in this Section 15.2 shall apply to any Taxes which at any time prior to or during the Term may be levied or assessed against, or imposed on, Lessor, Lessee, the Aircraft or any part thereof upon or with respect to or as a result of any of the items described in the clauses (i) through (vi) of the first sentence of Section 15.2(a) and the second sentence of
Section 15.2(a).

      15.3. Continuing Indemnification. The agreements and indemnities contained in this Section 15 shall survive the end of the Term.

      SECTION 16. TRANSFER. ASSIGNMENT AND SUBLEASE.

      16.1. Assignment or Encumbrance by Lessor. Lessor may, without notice to or the consent of Lessee, at its expense sell the Aircraft or assign any of its rights hereunder whether as collateral security or otherwise, subject only to the condition that any such assignment or security interest be expressly made subject to Lessee's rights under Section 4 hereof and provided that such assignment shall not materially increase the aggregate financial exposure of Lessee under this Lease. In connection with any such assignment, Lessee further agrees to take all actions as may be reasonably requested by Lessor to secure such assignee's interest, including without limitation: (i) indemnifying any assignee to the same extent as Lessor under Section 15 hereof; (ii) adding any assignee as additional insureds and loss payees to all insurance policies so naming the Lessor in accordance with
Section 11 hereof; (iii) executing, recording and filing all consents, agreements, certificates, financing statements, opinions and other documents or instruments as may be reasonably necessary or desirable to recognize, evidence, secure or perfect any assignees ownership or security interest in the Aircraft and this Lease; (iv) permit the Liens created by security interests granted pursuant hereto; and (v) to recognize all rights of such any assignee to exercise any and all rights of Lessor hereunder.

      16.2. Sublease of Aircraft or Assignment by Lessee. Without the prior written consent of Lessor, Lessee may not sublease of the Aircraft, including the Airframe or any of the Engines, to any person. LESSEE MAY NOT WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR ASSIGN TO ANY OTHER PERSON THE AIRCRAFT OR ANY OF LESSEE'S RIGHTS OR OBLIGATIONS HEREUNDER.

      16.3. Consolidation. Merger or Transfer by Lessee. Lessee shall not, without the prior written consent of Lessor, consolidate with or merge into any other corporation or convey, transfer or lease all or substantially all of its assets as an entity to any Person.

      16.4. Nonrecourse As to Trustee. Neither the Lessor nor any entity acting as successor trustee shall be personally liable for, or for any loss in respect of, any of the statements, representations, warranties, agreements, actions, failures to act or obligations of Lessor hereunder; Lessee hereby agrees to look solely to the trust estate of the owner trust created by the trust agreement pursuant to which the Aircraft and this Lease are held by Lessor ("Trust") in the event of any default by Lessor of its obligations hereunder or otherwise.

      SECTION 17. OPTIONS TO PURCHASE.

      Provided no Event of Default has occurred and is continuing, Lessee upon not less than 90 days prior written notice to Lessor may purchase the Aircraft
(i) effective as of the last day of the 24th month of the Basic Term for a purchase price equal to $2,500,000, or (ii) effective as of the last day of the Basic Term for a purchase price equal to $2,000,000. All Taxes, levied or assessed on the transfer of title pursuant to Lessee's exercise of its option to purchase shall be for the account of Lessee. Lessor shall retain the Security Deposit and on the date for such purchase Lessor shall transfer title to the Aircraft and the Reserves then held by Lessor to Lessee or its designee against Lessor's receipt in good funds of the applicable purchase price less the Security Deposit then held by Lessor. Upon the transfer of title to the Aircraft, Lessor shall warrant to Lessee that it holds good and marketable title to the Aircraft, free and clear of all liens and encumbrances placed thereon by Lessor but otherwise that title is transferred "AS IS" and

"WHERE IS" without additional warranty of any kind. Lessee agrees to provide the insurance specified in Section 11.3 for period of two years following the transfer of title to the Aircraft.

      SECTION 18. NOTICES.

      Unless otherwise specifically provided herein, all notices required or permitted by the terms hereof shall be in writing. Any written notice shall become effective the earlier of when received or five days after the deposit of such notice by first class airmail (or its equivalent in the United Kingdom). Any written notice shall be sent by mail (as specified in the preceding sentence) or sent in the form of a facsimile message, or by overnight delivery service or delivered by hand. Any written notice shall be addressed as follows:

      If to Lessor:

                  c/o Equis Financial Group Limited Partnership
                  88 Broad Street
                  Boston, MA 02110, U.S.A.

                  Attn: Vice President Aircraft Management

                  Tel: (617) 854-5800
                  Fax: (617) 695-0596

      If to Lessee:

                  4 Allyington Way
                  Worth, Sussex, RH6 1OAO, U.K.

                  Attention: Paul Richards

                  Tel:
                  Fax: 011 44 129 388 9325

Such persons and addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 18.

      SECTION 19. LESSOR'S RIGHT TO PERFORM FOR LESSEE. If Lessee fails to make any payment of Rent required to be made by it hereunder, or fails to perform or comply with any of its agreements contained herein, then Lessor may itself make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement (including reasonable attorneys' fees), as the case may be, together with interest thereon at the Overdue Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand.

      SECTION 20. MISCELLANEOUS.

      20.1. Federal Bankruptcy Code. To the extent provided thereby (or to the fullest extent it may lawfully so agree, whether or not provided thereby) Lessee hereby agrees in accordance with 11 U.S.C. Section 1110, or any superseding statute, as amended from time to time, that the title of Lessor to the Aircraft and any right of Lessor to take possession of such Aircraft in compliance with the provisions of this Agreement shall not be affected by the provisions of 11 U.S.C. Sections 362 or 363, or other analogous part of any superseding statute, as amended from time to time.

      20.2. Waivers, Headings. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Lessor and Lessee or their respective successors and permitted assigns. The headings contained herein are for convenience and reference only and are not intended to define or limit the scope of any provisions of this Lease.

      20.3. Counterparts. This Lease may be signed in one or more counterparts with the same effect as if the signatures to each counterpart were upon a single instrument.

      20.4. Agreement to Lease. This Lease shall constitute an agreement to lease, and nothing contained herein shall be construed as conveying to Lessee any right, title or interest in any Aircraft except as a lessee only. In recognition of the fact that a court of competent jurisdiction could determine that this Lease constitutes a "lease intended as security" under applicable law (including under Section 1-201(37) of the Uniform Commercial Code) Lessee hereby grants to Lessor to secure Lessee's performance of its obligations under this Lease a first priority security interest in the Aircraft and all replacements, substitutions accessions thereto and proceeds (cash and non-cash) thereof, including the proceeds of all insurance policies on the Aircraft. Lessee agrees that, with respect to the Aircraft, Lessor shall have all the rights and remedies of a first priority secured party under the UCC.

      20.5. Governing Law. This Lease has been delivered in the Commonwealth of Massachusetts and shall in all respects be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts, including all matters of construction, validity and performance but without giving effect to its choice of law provisions and including Article 2A of the Uniform Commercial Code in effect in The Commonwealth of Massachusetts, Lessor and Lessee intend that this Lease be characterized as a "finance lease" within the meaning of
Article 2A-

103(1)(g), whether or not each requirement of the definition thereof has been technically or strictly met, and this Lease is to be so construed if permitted by law.

      20.6. Benefit and Binding Effect. The terms and provisions of this Lease shall inure to the benefit of and be binding on Lessor its successors and assigns and Lessee and its successors and permitted assigns.

      20.7. Further Assurances. Lessor and Lessee shall, from time to time, do and perform such other and further acts and execute and deliver any and all such other and further instruments as may be required by law or reasonably requested by the other party to establish, maintain and protect the respective rights and remedies of the other party and to carry out the intent and purpose of this Lease. In furtherance of and not in limitation of the foregoing and notwithstanding any breach or alleged breach by Lessor of its obligations hereunder, Lessee agrees that unless Lessee has exercised its rights under
Section 17 hereof upon the expiration or earlier termination of this Lease to promptly execute upon Lessor's request a lease termination certificate or similar instrument in a form suitable for recordation with the CAA.

      20.8. Capitalized or Boldface Provisions. Capitalized or boldfaced items in this Agreement are conspicuous, in writing and specific. Lessee understands all such items and has read, understood and concurred in all Sections of this Agreement.

      20.9. Venue. Lessor and Lessee hereby agree that any legal action or proceeding with respect to this Lease, or to enforce any judgment obtained against the Lessee, shall be brought in the courts of The Commonwealth of Massachusetts, in the United Stated federal courts in The Commonwealth of Massachusetts or in the courts of any other appropriate jurisdiction as Lessor may elect, and Lessee hereby irrevocably submits to such jurisdiction. In addition, with respect to any action or proceeding within the jurisdictions of the courts of The Commonwealth of Massachusetts and of the United States federal courts in The Commonwealth of Massachusetts, the Lessee hereby irrevocably consents to the service of process out of said Massachusetts or United States courts in any such action or proceeding by the mailing thereof by United States registered mail to it at its address set forth in Section 18 hereof.

      20.10. Entire Agreement. This Agreement (together with all schedules and attachments hereto) constitutes the entire agreement between Lessor and Lessee.

Lease Agreement (MSN1118) dated
as of July 22, 1997

      IN WITNESS WHEREOF, Lessor and Lessee have executed this Agreement as of the date first set forth above.


                                             LESSOR:


                                             By: /s/ James F. [ILLEGIBLE]
                                                 -------------------------------
                                             Title: Vice President
                                                    ----------------------------

                                             LESSEE:


                                             By: /s/ [ILLEGIBLE]
                                                 -------------------------------
                                             Title: Commercial Director
                                                    ----------------------------

      THIS LEASE IS COUNTERPART NO. 1 OF THREE SERIALLY NUMBERED ORIGINAL EXECUTED COUNTERPART COPIES OF THIS LEASE. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL EXECUTED COUNTERPART MARKED COUNTERPART
NO. 1.

                                    EXHIBIT A

                             DESCRIPTION OF AIRCRAFT

                                      Model                           Serial
Manufacturer                      Configuration                       Number
------------                      -------------                       ------

Lockheed                           L-1011-100                          1118
Martin
Corporation

Number and Type                                                       Serial
   of Engines                                                         Number
   ----------                                                         ------

3 Rolls Royce                                                          10067
RB211-22B                                                              10181
                                                                       10508

                                    EXHIBIT B

                                       to

                            Lease Agreement (MSN1118)

                               AIRCRAFT DOCUMENTS

A.    CERTIFICATES

      1. Certificate of Airworthiness (on board aircraft), FAA on delivery of Aircraft to Lessee, CAA on return of Aircraft to Lessor, or returned to the Lessor if Aircraft is delivered to another country.

      2. Current Certificate of Registration (on board aircraft), or proof of deregistration of the Aircraft to be submitted to the authorities in subsequent country of registration.

      3. Noise Certificate affirming that the aircraft meet Chapter III noise standards.

      4. Radio Certificate affirming the current approved radio equipment is installed.

B.    AIRCRAFT STATUS SUMMARIES

      1. Signed statement giving total hours flown, total landings, and the time and landings since the last major check, average utilization stated as average Hours per month and average Cycles per month.

      2. Regulation Compliance Summary (FAA on delivery of Aircraft to Lessee, CAA on return of Aircraft to Lessor).

      3. Record for the most recent 90 days of operation showing Hours and Cycles.

      4. Summary of Airworthiness Directives accomplished on the aircraft, engines and appliances including the date, time and/or cycles and the method of accomplishment.

      5. Summary of all Service Bulletins accomplished to aircraft, engines and appliances including the date, time and/or cycles and the method of accomplishment.

      6. A record of the Supplemental Structural Inspections (SSID) accomplished, including a copy of the approved document that authorizes the SSID program.

      7. A record of the Corrosion Prevention Control Program (CPCP) accomplished, including a copy of the approved document that authorizes the CPCP program.

      8. A record of Lessee modifications, with reference documents issued by the Lessee that authorize the modifications.

      9. A record of all alterations and repairs made beyond the Structural Repair Manual including the date, Hours and/or Cycles when the repair was done, and reference to the document used to accomplish the repair including Designated Engineering Representative Approval or equivalent.

      10. Signed Statement with Respect to Accident/Incident/Major Damage to Aircraft

      11. List of Repetitive Inspections Resulting from Existing Known Aircraft Defects (including inspection man-hour requirement and interval)

      12.   List and Status of Life Limited Components

      13.   Check/Inspection Status

      14. A current summary and status of all time/cycles controlled components, showing time and type of maintenance - "Hard Time", "On-Condition" or "Condition Monitored" and the time and/or cycles since the last overhaul or major shop visit.

      15. Serialized On-Condition/Condition Monitored Components Inventory of Installed Units.

C.    AIRCRAFT MAINTENANCE RECORDS

      Airframe inspection, maintenance, modification, and repair documents with maintenance and/or inspection signatures (as required) and description of work done.

      1. Last "A", "B", and "Segment C" Checks (or equivalents). (In the event that a check is performed in phases, all phases necessary to constitute a complete block check are required. In the event that check content varies by multiples of the check, all multiples necessary to constitute a complete cycle are required.)

      2. Airworthiness Directive, Service Bulletin and Modification compliance documents including engineering orders, drawings, shop cards, etc., as necessary to establish method of compliance, and approval authority.

      3. Documentation of Major Repairs and Alterations including engineering orders, drawings, Supplemental Type Certificates, Master Change Notice, etc., as necessary to define work done, certification basis, and approval authority.

      4.    Aircraft weigh records, including cabin layout and equipment list.

D.    ENGINE RECORDS (for each engine)

      1. Signed Statement giving Engine Total Hours and Cycles and Time Since Last Shop Visit as of Time of Delivery

      2. Engine Airworthiness Directive Applicability and Compliance Report (giving date, time, method of compliance and status)

      3.    Service Bulletin Compliance Report

      4. List of Operator Modifications Incorporated, if any, with Accomplishment Instructions

      5. List of Repetitive Inspections Resulting from Existing Known Engine Defects (including inspection man-hour requirement and interval)

      6. List and Current Status of Life Limited Components including "back to birth" history

      7.    Check/Inspection Status

      8. List and Status of Time Controlled Components and Record of Last Module Overhaul

      9. Serialized On-Condition/Condition Monitored Components List of Installed Units, if available

      10.   Engine Build Specifications

      11.   Repair, overhaul and inspection documents

      12. Documents necessary to establish current total time in service on all life-limited parts.

      13.   Test Cell Records for last test

E.    APU RECORDS

      1.    APU Log Book (or equivalent documentation)

      2.    Airworthiness Directive Applicability and Compliance Report

      3.    Manufacturer Service Bulletin Compliance Report

      4.    List and Current Status of Life Limited Components

      5.    List and Status of Time Controlled Components

      6. Serialized On-Condition/Condition Monitored Components Inventory of Installed Units, if available

      7. Repair, overhaul and inspection documents including FAA Forms 337 (on delivery of Aircraft to Lessee, including CAA equivalent documents on return of Aircraft to Lessor)

F.    COMPONENT RECORDS

      1.    Time Controlled Component Historical Records

      2. Installation records and serviceable tags for Serialized On-Condition/Condition Monitored Components.

G.    MANUALS

      1. Approved (FAA on delivery of Aircraft to Lessee; CAA on return of Aircraft to Lessor) Airplane Flight Manual to current revision (paper copy)

      2.    Weight and Balance Manual Chapter 1 to current revision (paper copy)

      3.    Weight and Balance Report Chapter 2 to current revision (paper copy)

      4.    Weight and Balance Manual to current revision (paper copy)

      5.    Maintenance Manual to current revision (microfilm)

      6.    Wiring Diagram Manual to current revision (microfilm)

      7.    Wire Lists and Hookup Charts to current revision (microfilm)

      8.    Power Plant Buildup Manual to current revision (paper copy)

      9.    Illustrated Parts Catalog to current revision (microfilm)

      10.   Structural Repair Manual to current revision (microfilm)

      11.   Flight Crew Operating Manual to current revision (paper copy)

      12. Any supplements to the manual set forth in items 1 and 3 through 10 above.

      13. Copy of the Approved Maintenance Program under which the Aircraft was operated for bridging the Approved Maintenance Program to the next Lessee.

      14.   Fueling Manual to current revisions.

H.    MISCELLANEOUS TECHNICAL DOCUMENTS

      1.    Interior Configuration Layout Drawing

      2.    Aircraft Readiness Log (manufacturer delivery document).

      3. Master reference copies of Aircraft operators Engineering Orders and repairs applicable to the Aircraft, airframe, engines and appliances, to include drawings, data packages, and approval authority

      4. Master reference copies of Operator Unique Component Maintenance Manuals, to current revision, which have been altered by the operator as allowed under the authority granted to operators with a continuous airworthiness maintenance and inspection program.

      5. Master reference copies of any operator obtained master change Service Bulletins for the Aircraft, airframe, engine and appliances.

                                    EXHIBIT C

                                       to

                           Lease Agreement (MSN 1118)

                             ACCEPTANCE CERTIFICATE
                                   (DELIVERY)

      Classic Airways, Ltd. ("Lessee") and Investors Asset Holding Corp., not in its individual capacity but solely as trustee of the AFG/Cathay Pacific 1989-3 Trust ("Lessor") have heretofore entered into that certain Lease Agreement (MSN1118) dated as of July 22, 1997 (herein called the "Lease" and the defined terms therein being hereinafter used with the same meanings), relating to Lockheed L-1011-100, manufacturer's serial number 1118. The Lease provides for the execution and delivery of this Acceptance Certificate (Delivery).

      NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

      A. DELIVERY DATE. The date of this Acceptance Certificate (Delivery) is July __, 1997 and the parties confirm that the Delivery Date is the date of this Acceptance Certificate (Delivery).

      B. THE AIRCRAFT. Lessee hereby certifies that the Aircraft described in
Schedule 1 hereto, consisting of __ pages (including attachments) and made a part hereof, and the Aircraft Documents described in Exhibit B to the Lease, have been delivered to Lessee, inspected by Lessee, found to be in good order and accepted hereunder, and for all purposes of, the Lease, all on the date hereof. Any qualifications to the return conditions set forth in Lease Section 9 are attached hereto in Schedule 2 hereto, consisting of __ pages (including attachments) and made a part hereof. Lessee accepts delivery of the Aircraft "AS IS", "WHERE IS", AND SUBJECT TO EACH AND EVERY DISCLAIMER OF WARRANTY AND REPRESENTATION AS SET FORTH IN SECTION 7.1 OF THE LEASE.

      C. REPRESENTATIONS BY THE LESSEE. Lessee hereby represents and warrants to Lessor that on the date hereof:

      1. The representations and warranties of Lessee set forth in the Lease are true and correct in all material respects as though made on and as of the date hereof.

      2. Lessee has satisfied or complied with all requirements set forth in the Lease to be satisfied or complied with on or prior to the date thereof.


                        Acceptance Certificate (Delivery)
                                   (MSN 1118)

      3. No default or Event of Default under the Lease has occurred and is continuing on the date hereof.

      4. Lessee has obtained, and there are in full force and effect, such insurance policies with respect to the Aircraft as are required to be obtained under the terms of the Lease.

      IN WITNESS WHEREOF, this Acceptance Certificate has been executed and delivered at Piedmont Triad Airport, Greensboro, North Carolina, U.S.A., this 18th day of July, 1997.


INVESTORS ASSETS HOLDING                    CLASSIC AIRWAYS, LTD. (Lessee)
CORP., as trustee (Lessor)


By:                                         By:
    -------------------------------             -------------------------------

Title:                                      Title:
       ----------------------------                ----------------------------


                        Acceptance Certificate (Delivery)
                                   (MSN 1118)

            SCHEDULE 1 TO ACCEPTANCE CERTIFICATE (DELIVERY) (MSN1118)
                              AIRCRAFT DESCRIPTION

Airframe: Lockheed model L1011-100, mfgr. serial number 1118, US registration mark N___________ US.
      Total Hours: ________ Total Cycles: _________

Engine: Rolls Royce model RB211-22B engine, manufacturer serial number 10067:
      Total Hours: ________ Total Cycles: _________
      Remaining on limiter: _______ (Cycles)
      Time since last shop visit: _____ (Hours) ___ (Cycles)

Engine: Rolls Royce model RB211-22B engine, manufacturer serial number 10181:
      Total Hours: ________ Total Cycles: _________
      Remaining on limiter: _______ (Cycles)
      Time since last shop visit: _____ (Hours) ___ (Cycles)

Engine: Rolls Royce model RB211-22B engine, manufacturer serial number 10508:
      Total Hours: ________ Total Cycles: _________
      Remaining on limiter: _______ (Cycles)
      Time since last shop visit: _____ (Hours) ___ (Cycles)

Landing Gear time since overhaul (Hours): L____________; R ____________; N
____________.

Auxiliary power unit: manufacturer ____________, serial number _________

Avionics (specified by manufacturer): see Attachment 1 consisting of one (1) page.

Interior configuration:__________________.

Loose equipment which is property of Lessor:

      1. Galley Equipment including ovens with inserts, coffee makers, food carriers and trolleys.

      2. Full compliment of emergency equipment as required by emergency equipment location drawing.

      3.    Life vests and rafts.

      4.    LD-3 Containers.


                        Acceptance Certificate (Delivery)
                                   (MSN 1118)
                                     Page 3

Operating weights:      Maximum ramp weight: __________
                        Maximum gross take-off weight: __________
                        Maximum landing weight: __________
                        Zero fuel weight: __________


                        Acceptance Certificate (Delivery)
                                   (MSN 1118)

                                 ATTACHMENT 1 TO
              SCHEDULE 1 TO LEASE ACCEPTANCE CERTIFICATE (DELIVERY)
                              AIRCRAFT DESCRIPTION


List of Avionics:


                        Acceptance Certificate (Delivery)
                                   (MSN 1118)

             SCHEDULE 2 TO LEASE ACCEPTANCE CERTIFICATE (DELIVERY):
                       QUALIFICATIONS TO RETURN CONDITIONS

      Lessor and Lessee hereby agree that the following particulars of the condition of the Aircraft shall be qualifications to the return conditions set forth in Section 9 of the Lease:


                        Acceptance Certificate (Delivery)
                                   (MSN 1118)

                                    EXHIBIT D

                                       to

                            Lease Agreement (MSN1118)

                             ACCEPTANCE CERTIFICATE
                                    (RETURN)

      Investors Asset Holding Corp., not in its individual capacity but solely as trustee of the AFG/Cathay Pacific 1989-3 Trust ("Lessor") and Classic Airways, Ltd. ("Lessee") have entered into that certain Lease Agreement (MSN1118) dated as of July 22, 1997 (herein called the "Lease" and the defined terms therein being hereinafter used with the same meanings), relating to one
(1) Lockheed L-1011-100 Airframe, bearing Manufacturer's Serial Number 1118, together with three (3) Rolls Royce RB211-22B Engines, bearing manufacturer's serial numbers 10067, 10181 and 10508, together with all instruments, parts, and other equipment attached hereto or installed therein ("Parts").

      Lessor hereby certifies that said Aircraft has been found to be in the condition required by the Lease, except for the discrepancies agreed to by the parties, listed below. Lessor hereby accepts return of the Aircraft from Lessee and acknowledges receipt thereof.

Airframe: Lockheed model L1011-100, manufacturer serial number 1118.
    Total Hours: ________ Total Cycles: _________
    Time since C check: ______ Time since D check: ______

Engine: Rolls Royce model RB211-22B engine, manufacturer serial number 10067:
Total Hours: ________ Total Cycles: _________
    Remaining on limiter: _____ (Cycles)
    Time since last shop visit: ______ (Hours) _____ (Cycles)
    Confirm borescope: ______ all compressor sections ______ all turbine sections

Engine:  Rolls Royce model RB211-22B engine, manufacturer serial number 10181:
    Total Hours: ________ Total Cycles: _________
    Remaining on limiter: ______ (Cycles)
    Time since last shop visit: ______ (Hours) ______ (Cycles)
    Confirm borescope: _____ all compressor sections ______ all turbine sections


                         Acceptance Certificate (Return)
                                   (MSN 1118)

Engine: Rolls Royce model RB211-22B engine, manufacturer serial number 10508:
    Total Hours: ________ Total Cycles: _________
    Remaining on limiter: ______ (Cycles)
    Time since last shop visit: ______ (Hours) ______ (Cycles)
    Confirm borescope: _____ all compressor sections ______ all turbine sections

Landing gear time since overhaul: L ____________ Hours, R ________Hours, N_______ Hours

Auxiliary power unit: manufacturer _____ serial number _____

Avionics (specified by manufacturer): see attachment consisting of______ pages

Interior configuration:

Loose equipment: [SPECIFY GALLEY EQUIPMENT, EXTRA SEATS, ETC.]

Discrepancies in components returned (see Schedule 1 to Lease Acceptance Certificate Delivery):

Discrepancies in Aircraft Documents (see Schedule 2 to Lease Acceptance Certificate Delivery):

Discrepancies in Aircraft return condition (see Lease Section 9):

Confirm that all [specify here specific time requirements, if any] in each case as required by the _________Approved Maintenance Program. Yes ____ No ____

Lessor and Lessee each agree with the other in respect to said Aircraft:

1. Lessee shall execute and deliver a CAA Aircraft Registry Lease Termination in the [ILLEGIBLE] and substance reasonably satisfactory to Lessor if the Lease had been registered with the CAA.

2. Subject to the foregoing discrepancies and subject to all covenants and indemnities of Lessee under the Lease which, by the terms of the Lease, survive the expiration of the Lease, the Lease is hereby terminated.


                         Acceptance Certificate (Return)
                                   (MSN 1118)

      IN WITNESS WHEREOF, this Acceptance Certificate has been executed and delivered at _________________ this ___ day of ______________.


INVESTORS ASSETS HOLDING                    CLASSIC AIRWAYS, LTD. (Lessee)
CORP., as trustee (Lessor)


By:                                         By:
    -------------------------------             -------------------------------

Title:                                      Title:
       ----------------------------                ----------------------------


                         Acceptance Certificate (Return)
                                   (MSN 1118)

                                    EXHIBIT E

                                       to

                           Lease Agreement (MSN 1118)

                     FORM OF BROKERS' LETTER OF UNDERTAKING

To: Investors Asset Holding Corp., as trustee of the AFG/Cathay Pacific 1989-3 Trust

      and

      The persons named as additional insureds in the Schedule hereto

Dear Sirs,

We confirm that insurances are in effect on and in respect of the Lockheed L-1011-100 aircraft whose manufacturer's serial number is 1118 and whose registration mark is N556WP (the "Aircraft") for the risks set out in the attached Certificate of Insurance and that all premiums due at the date hereof in respect of such insurance have been paid in full. We also confirm that those named in the Schedule to this letter are named as additional or joint insured(s), as the case may be, on the insurance policies evidenced in the attached Certificate of Insurance for the period stipulated therein.

We further undertake:

      1. to advise you in writing immediately of any material changes notified to us which are proposed to be made in the terms of the insurance which might adversely affect your interests or are inconsistent with the terms of Section 11 a Lease Agreement (MSN1118) dated July [ILLEGIBLE] 1997 made between Investors Asset Holding Corp., as trustee, and Classic Airways, Ltd. (the "Lessee") (and not to effect any such changes without giving you at least thirty (30) days prior written notice) and to notify you subject to Automatic Termination Clause and the Amendment of Terms Clause at least thirty (30) days prior to the expiry of these insurances if we have not received renewal instructions from the Lessee and in the event of our receiving instructions to renew to advise you promptly of the details thereof;

      2. to pay to IAHC without any set-off or deduction of any kind for any reason, any and all proceeds from the physical damage insurances collected from underwriters except as might be otherwise permitted in the relevant Loss Payable Clause;

      3.    to advise you promptly in writing:

            (a) if any underwriter or insurer cancels or gives notice of cancellation of this insurance, or in the case of any non-renewal, termination or other cancellation, at least thirty (30) days (except that in respect of War and Allied Risks policies not less than seven (7) days' prior written notice shall be given (subject to exceptions uniformly provided in War and Allied Risk policies then available on commercial reasonable terms)) before such cancellation is to take effect as to any named insured;

            (b) of any act of omission or of any event of which we have any knowledge and which might invalidate or render unenforceable in whole or in part this insurance.

The above undertakings are given:

(1) subject to our lien, if any, on the policies referred to above for premiums due under such Policies in respect of the Aircraft (but no other aircraft) and subject to underwriters' right of cancellation on default in payment of such premiums, but we undertake to advise you immediately if such premiums are not paid to us by the due date and to give you a reasonably opportunity of paying such amounts of such premiums outstanding before notification of non-payment of premiums to underwriters or notification of cancellation on behalf of underwriters;

(2) subject to our continuing appointment for the time being as insurance brokers to the Lessee and through whom any claim or claims shall be collected from underwriters;

(3) in [ILLEGIBLE] of your approving us as brokers for the insurance on the above aircraft.

We also undertake for the consideration aforesaid to advise you immediately if we cease to be insurance brokers to the Lessee.

This letter shall be governed and construed in all respects in accordance with Massachusetts law.

                                             Yours faithfully,


                                             __________________________________
                                             Director

                             ACCEPTANCE CERTIFICATE
                                   (DELIVERY)

      Classic Airways, Ltd. ("Lessee") and Investors Asset Holding Corp., not in its individual capacity but solely as trustee of the AFG/Cathay Pacific 1989-3 Trust ("Lessor") have heretofore entered into that certain Lease Agreement (MSN1118) dated as of July 22, 1997 (herein called the "Lease" and the defined terms therein being hereinafter used with the same meanings), relating to Lockheed L-1011-100, manufacturer's serial number 1118. The Lease provides for the execution and delivery of this Acceptance Certificate (Delivery).

      NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

      A. DELIVERY DATE. The date of this Acceptance Certificate (Delivery) is July 23, 1997 and the parties confirm that the Delivery Date is the date of this Acceptance Certificate (Delivery).

      B. THE AIRCRAFT. Lessee hereby certifies that the Aircraft described in
Schedule 1 hereto, consisting of 3 pages (including attachments) and made a part hereof, and the Aircraft Documents described in Exhibit B to the Lease, have been delivered to Lessee, inspected by Lessee, found to be in good order and accepted hereunder, and for all purposes of, the Lease, all on the date hereof. Any qualifications to the return conditions set forth in Lease Section 9 are attached hereto in Schedule 2 hereto, consisting of 1 page (including attachments) and made a part hereof. Lessee accepts delivery of the Aircraft "AS IS", "WHERE IS", AND SUBJECT TO EACH AND EVERY DISCLAIMER OF WARRANTY AND REPRESENTATION AS SET FORTH IN SECTION 7.1 OF THE LEASE.

      C. REPRESENTATIONS BY THE LESSEE. Lessee hereby represents and warrants to Lessor that on the date hereof:

      1. The representations and warranties of Lessee set forth in the Lease are true and correct in all material respects as though made on and as of the date hereof.

      2. Lessee has satisfied or complied with all requirements set forth in the Lease to be satisfied or complied with on or prior to the date thereof.

      3. No default or Event of Default under the Lease has occurred and is continuing on the date hereof.

      4. Lessee has obtained, and there are in full force and effect, such insurance policies with respect to the Aircraft as are required to be obtained under the terms of the Lease.


                        Acceptance Certificate (Delivery)
                                   (MSN 1118)

      IN WITNESS WHEREOF, this Acceptance Certificate has been executed and delivered at Piedmont Triad Airport, Greensboro, North Carolina, U.S.A., this 23 day of July, 1997.


INVESTORS ASSETS HOLDING                    CLASSIC AIRWAYS, LTD. (Lessee)
CORP., as trustee (Lessor)


By: /s/ James F [ILLEGIBLE]                 By: /s/ [ILLEGIBLE]
    -------------------------------             -------------------------------

Title: Vice President                       Title: CHIEF ENGINEER
       ----------------------------                ----------------------------


                        Acceptance Certificate (Delivery)
                                   (MSN 1118)

            SCHEDULE 1 TO ACCEPTANCE CERTIFICATE (DELIVERY) (MSN1118)
                              AIRCRAFT DESCRIPTION

Airframe: Lockheed model L1011-100, mfgr. serial number 1118, US registration mark N556WP US.
       Total Hours: 49,578.17 Total Cycles: 24,499

Engine: Rolls Royce model RB211-22B engine, manufacturer serial number 10067:
       Total Hours: 43,763 Total Cycles: 21,423
       Remaining on limiter: 1,652 (Cycles)
       Time since last shop visit: 19 (Hours) 4 (Cycles)

Engine: Rolls Royce model RB211-22B engine, manufacturer serial number 10181:
       Total Hours: 37,542 Total Cycles: 18,965
       Remaining on limiter: 1,899 (Cycles)
       Time since last shop visit: 504 (Hours) 242 (Cycles)

Engine: Rolls Royce model RB211-22B engine, manufacturer serial number 10508:
       Total Hours: 40,245 Total Cycles: 20,459
       Remaining on limiter: 1,657 (Cycles)
       Time since last shop visit: 19 (Hours) 4 (Cycles)

Landing Gear time since overhaul (Hours): L 8,690; R 7,646; N 6,899.

Auxiliary power unit: manufacturer Pratt & Whitney, serial number HB55060

Avionics (specified by manufacturer): see Attachment 1 consisting of one (1) page.

Interior configuration: 362.

Loose equipment which is property of Lessor:

* 1. Galley Equipment including ovens with inserts, coffee makers, food carriers and trolleys.

      2. Full compliment of emergency equipment as required by emergency equipment location drawing.

      3.    Life vests and rafts.

      4.    LD-3 Containers (15)

*     See page 4


                        Acceptance Certificate (Delivery)
                                   (MSN 1118)

Operating weights:      Maximum ramp weight: 468,000 lbs.
                        Maximum gross take-off weight: 466,000 lbs.
                        Maximum landing weight: 368,000 lbs.
                        Zero fuel weight: 338,000 lbs.

*     Fwd Galley

      2 ovens
                                    no inserts
      2 coffee maker

      Mid Galley

      5 ovens                       1 with inserts
                                    4 no inserts

      4 coffee maker

      Aft Galley
      2 coffee maker

      Lower Galley
      5 ovens                       32 inserts


                        Acceptance Certificate (Delivery)
                                   (MSN 1118)

                                 ATTACHMENT 1 TO
            SCHEDULE 1 TO LEASE ACCEPTANCE CERTIFICATE (DELIVERY)
                              AIRCRAFT DESCRIPTION

List of Avionics:

AUTO PILOT                     COLLINS                  FCES/AFCS

VHF COM                        COLLINS                  822-0731-001
                                                        522-4089-004
                                                        622-1181-006

VHF NAV                        COLLINS                  2775-019-28

MARKER                         BENDIX                   2987821-2809

ADF                            COLLINS                  777-1492-004

DME                            COLLINS                  522-4209-002
                               KING                     KDM7000

TRANSPONDER                    BENDIX/KING              TRA-67

RADIO ALT.                     COLLINS                  522-3698-011

FLT. DIR.                      COLLINS                  562A-SF4

GROUND PROX                    ALLIED SIGNAL            MKVII
                                                        965-0876-030-BO5/BO8

TCAS                           BENDIX/KING              066-50000-C108

WINDSHEAR                      ALLIED SIGNAL            MKVII
                                                        965-0876-030-BO/BO8

CVR                            FAIRCHILD

DFDR                           LOCKHEED                 MS313100   10077A500-107

HF                             COLLINS                  622-3371-001

INS                            AERO PRODUCTS            LTN72R


                        Acceptance Certificate (Delivery)
                                   (MSN 1118)

             SCHEDULE 2 TO LEASE ACCEPTANCE CERTIFICATE (DELIVERY):
                       QUALIFICATIONS TO RETURN CONDITIONS

      Lessor and Lessee hereby agree that the following particulars of the condition of the Aircraft shall be qualifications to the return conditions set forth in Section 9 of the Lease:

                                      NONE

                        Acceptance Certificate (Delivery)
                                   (MSN 1118)
                                     Page 6